Exhibit 2.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

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In re: JACKSON HEWITT TAX SERVICE INC., et al., Debtors.1	: : : : : : : : :	Chapter 11 Case No. 11-11587 (MFW) Jointly Administered
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AMENDED JOINT PREPACKAGED PLAN OF REORGANIZATION OF JACKSON HEWITT TAX SERVICE INC. AND SUBSIDIARIES

Mark A. McDermott
J. Gregory Milmoe
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
Four Times Square
New York, New York 10036
(212) 735-3000
Email: Mark.McDermott@skadden.com
Email: Gregory.Milmoe@skadden.com

Mark S. Chehi (I.D. No. 2855)
Anthony W. Clark (I.D. No. 2051)
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
One Rodney Square, P.O. Box 636
Wilmington, Delaware 19899
(302) 651-3000
Email: Mark.Chehi@skadden.com
Email: Anthony.Clark@skadden.com

Attorneys for Jackson Hewitt Tax Service Inc. and Subsidiaries

Dated:  August 8, 2011

___________________________

1         The Debtors and the last four digits of their respective taxpayer identification numbers are as follows:  Jackson Hewitt Tax Service Inc. (9692), Jackson Hewitt Inc. (9705), Jackson Hewitt Technology Services LLC (2409), Tax Services of America, Inc. (7427), Jackson Hewitt Corporate Services Inc. (2415), and Hewfant Inc. (0545). The address for each of the Debtors, with the exception of Jackson Hewitt Technology Services LLC, is 3 Sylvan Way, Parsippany, NJ 07054.  The address for Jackson Hewitt Technology Services LLC is 501 N. Cattlemen Rd., Sarasota, FL 34232.

TABLE OF CONTENTS

Page

INTRODUCTION		1

ARTICLE I

DEFINED TERMS AND RULES OF INTERPRETATION

1.1	Administrative Agent	1
1.2	Administrative Claim	1
1.3	Affiliate	1
1.4	Allowed	1
1.5	"Allowed ... Claim"	2
1.6	Avoidance Action	2
1.7	Bankruptcy Code	2
1.8	Bankruptcy Court	2
1.9	Bankruptcy Rules	2
1.10	Bayside	2
1.11	Business Day	2
1.12	Cash	2
1.13	Cash Collateral Account	2
1.14	Cause of Action	2
1.15	Chapter 11 Case(s)	3
1.16	Claim	3
1.17	Class	3
1.18	Confirmation	3
1.19	Confirmation Date	3
1.20	Confirmation Hearing	3
1.21	Confirmation Order	3
1.22	Creditors' Committee	3
1.23	Debtor	3
1.24	Deficiency Claim	3
1.25	D&O Liability Insurance Policies	4
1.26	Disclosure Statement	4
1.27	Disputed Claim	4
1.28	Effective Date	4
1.29	Entity	4
1.30	Estate(s)	4
1.31	Executory Contract	4
1.32	Exhibit	4
1.33	Existing Credit Agreement	4
1.34	Final Order	4
1.35	General Unsecured Claim	5

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1.36	Holder	5
1.37	Impaired	5
1.38	Intercompany Claim	5
1.39	Intercompany Interest	5
1.40	Interest	5
1.41	Jackson Hewitt	5
1.42	Lender Transferred Avoidance Action Recovery	5
1.43	Lender Representative	6
1.44	Lenders	6
1.45	Lien	6
1.46	Management Incentive Plan	6
1.47	New Board	6
1.48	New Common Stock	6
1.49	New Revolving Credit Facility	6
1.50	New Term Loan Facility	6
1.51	Other Priority Claim	6
1.52	Other Secured Claim	6
1.53	Participating Lenders	6
1.54	Person	7
1.55	Petition Date	7
1.56	Plan	7
1.57	Plan Supplement	7
1.58	Post Effective Date Trust	7
1.59	Post Effective Date Trust Agreement	7
1.60	Post Effective Date Trust Initial Funding	7
1.61	Post Effective Date Trustee	7
1.62	Priority Tax Claim	7
1.63	Professional	7
1.64	Professional Fee Claim	7
1.65	Reinstated	8
1.66	Releasees	8
1.67	Reorganized Debtors	8
1.68	Reorganized Jackson Hewitt	8
1.69	Requisite Participating Lenders	8
1.70	Retained Actions	8
1.71	Secured Claim	9
1.72	Senior Credit Facility Claims	9
1.73	Secured Senior Credit Facility Claims	9
1.74	Shareholders' Agreement	9
1.75	Subordinated 510(b) Claim	9
1.76	Transferred Avoidance Actions	9
1.77	Unclassified Claims	9
1.78	Unexpired Lease	9
1.79	Unimpaired	9
1.80	Unsecured Creditor Representative Committee	10
1.81	Unsecured Transferred Avoidance Action Recovery	10

1.82	Unsecured Trust Assets	10
1.83	Unsecured Withdrawal Date	10
ARTICLE II TREATMENT OF UNCLASSIFIED CLAIMS
2.1	Administrative Claims	11
2.2	Priority Tax Claims	11
2.3	Professional Fee Claims	12
ARTICLE III CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS
3.1	Separate Plans	12
3.2	Classification And Settlement	12
3.3	Treatment Of Classes	13
3.4	Alternative Treatment	16
3.5	Special Provision Regarding Unimpaired Claims	17
3.6	Procedures For Resolving Disputed, Contingent, And Unliquidated Claims	17
ARTICLE IV ACCEPTANCE OR REJECTION OF THIS PLAN
4.1	Acceptance By Class Entitled To Vote	17
4.2	Presumed Acceptance Of The Plan	17
4.3	Presumed Rejection Of The Plan	17
4.4	Elimination Of Classes	17
4.5	Cramdown	17
ARTICLE V MEANS FOR IMPLEMENTATION OF THIS PLAN
5.1	Continued Legal Existence	18
5.2	Sources Of Cash For Distribution	18
5.3	New Revolving Credit Facility	18
5.4	Approval And Authorization For The New Term Loan Facility And New Revolving Credit Facility	19
5.5	Issuance Of New Common Stock	19
5.6	Section 1145 Exemption	19
5.7	Shareholders' Agreement For New Common Stock	19
5.8	Management Incentive Plan	19
5.9	New Board Of Reorganized Jackson Hewitt	19
5.10	Corporate Action	19

5.11	Preservation Of Causes Of Action	20
5.12	Effectuating Documents; Further Transactions	20
5.13	Exemption From Certain Transfer Taxes And Recording Fees	20
5.14	Further Authorization	20
5.15	Dissolution Of Creditors' Committee	20
5.16	Cancellation Of Existing Securities And Agreements	21
5.17	Payment of Fees and Expenses of the Members of the Creditors' Committee	21
ARTICLE VI PROVISIONS GOVERNING DISTRIBUTIONS
6.1	Allowed Claims	21
6.2	Distributions For Claims Allowed As Of The Effective Date	22
6.3	Fractional Shares	22
6.4	Interest And Penalties On Claims	22
6.5	Means Of Cash Payment	22
6.6	Withholding And Reporting Requirements/Allocations	22
6.7	Preservation Of Rights	23
ARTICLE VII TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES
7.1	Assumption Of Executory Contracts And Unexpired Leases	23
7.2	Compensation And Benefit Programs	24
7.3	D&O Liability Insurance Policies	24
7.4	Indemnification	24
7.5	Cure of Defaults Under Assumed Contracts	24
ARTICLE VIII CONFIRMATION AND CONSUMMATION OF THE PLAN
8.1	Condition To Confirmation	25
8.2	Conditions To Effective Date	25
8.3	Waiver Of Conditions	26
ARTICLE IX EFFECT OF PLAN CONFIRMATION
9.1	Binding Effect	26
9.2	Revesting Of Assets	26
9.3	Compromise And Settlement Of Claims, Interests And Controversies	26
9.4	Releases And Related Matters	27

9.5	Discharge Of The Debtors	28
9.6	Injunction	28
9.7	Exculpation And Limitation Of Liability	29
9.8	Term Of Bankruptcy Injunction Or Stays	29
9.9	Post-Effective Date Retention Of Professionals	29
ARTICLE X RETENTION OF JURISDICTION ARTICLE XI MISCELLANEOUS PROVISIONS
11.1	Payment Of Statutory Fees	31
11.2	Post Effective Date Reporting and Fees by Post Effective Date Trustee	32
11.3	Amendment Or Modification Of This Plan	32
11.4	Severability Of Plan Provisions	32
11.5	Successors And Assigns	32
11.6	Revocation, Withdrawal, Or Non-Consummation	33
11.7	Notice	33
11.8	Governing Law	34
11.9	Exhibits	34
11.10	Filing Of Additional Documents	34
11.11	Conflicts	34
ARTICLE XII POST EFFECTIVE DATE TRUST
12.1	Execution of Post Effective Date Trust Agreement	34
12.2	Purpose of the Post Effective Date Trust	34
12.3	Post Effective Date Trust Assets	34
12.4	Governance of the Post Effective Date Trust	35
12.5	Role of the Post Effective Date Trustee	35
12.6	Nontransferability of Post Effective Date Trust Interests	35
12.7	Cash	35
12.8	Distribution of Lender Transferred Avoidance Action Recoveries	35
12.9	Distribution of Unsecured Transferred Avoidance Action Recoveries	36
12.10	Distribution of Post Effective Date Trust Initial Funding	36
12.11	Costs and Expenses of the Post Effective Date Trust	37
12.12	Compensation of the Post Effective Date Trustee	37
12.13	Retention of Professionals by the Post Effective Date Trustee	37
12.14	Dissolution	37
12.15	Objections	37
12.16	Authority to Prosecute Objections	38

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12.17	Authority to Prosecute and Settle Transferred Avoidance Actions	38
12.18	No Distributions Pending Allowance	38
12.19	Distributions After Allowance	38
12.20	Reversion of Unclaimed and De Minimis Distributions	38
12.21	Debtors Cooperation and Supply of Information and Documentation	39
12.22	Preservation of Privilege and Defenses	39
12.23	Exculpation	39
12.24	Retention of Jurisdiction	40

EXHIBITS

EXHIBIT A	NEW REVOLVING CREDIT FACILITY TERM SHEET AND PROJECTED DRAW SCHEDULE

EXHIBIT B	NEW TERM LOAN FACILITY TERM SHEET

EXHIBIT C	SHAREHOLDERS' AGREEMENT TERM SHEET

EXHIBIT D	SCHEDULE OF SUB-CLASSES

INTRODUCTION

Jackson Hewitt Tax Service Inc. ("Jackson Hewitt") and subsidiaries (collectively, the "Debtors") propose the following joint prepackaged plan of reorganization for the resolution of the outstanding Claims against and Interests in the Debtors.  Reference is made to the Disclosure Statement, distributed contemporaneously herewith, for a discussion of (i) the Debtors' history, business and operations, (ii) a summary and analysis of this Plan, and (iii) certain related matters, including risk factors relating to the consummation of this Plan.  Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, the Debtors reserve the right to alter, amend, modify, revoke, or withdraw this Plan prior to its substantial consummation.

ARTICLE I

DEFINED TERMS AND RULES OF INTERPRETATION

Defined Terms.  As used herein, capitalized terms shall have the meanings set forth below.  Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

1.1       Administrative Agent means Wells Fargo Bank, N.A., the Administrative Agent under the Existing Credit Agreement, and any successor thereto.

1.2       Administrative Claim means a Claim for costs and expenses of administration of the Chapter 11 Cases under sections 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, but not limited to: (a) any actual and necessary costs and expenses, incurred on or after the Petition Date and through the Effective Date, of preserving the Estates and operating the businesses of the Debtors (such as wages, salaries, and commissions for services and payments for goods, services, leased equipment and leased premises) and Claims of governmental units for taxes (including tax audit Claims related to tax years commencing after the Petition Date, but excluding Claims relating to tax periods, or portions thereof, ending on or before the Petition Date); (b) Professional Fee Claims; (c) all fees and charges assessed against the Estates under Chapter 123 of Title 28 of the United States Code; and (d) all other claims entitled to administrative claim status pursuant to a Final Order of the Bankruptcy Court.

1.3       Affiliate means, with respect to any Person, "affiliate" as defined in section 101(2) of the Bankruptcy Code as if such Person were a Debtor.

1.4       Allowed means, with respect to (a) any Claim, such Claim or any portion thereof that has been allowed (i) by a Final Order of the Bankruptcy Court, (ii) pursuant to the terms of this Plan, (iii) by agreement between the Holder of such Claim and the Debtors or Reorganized Debtors, or (iv) with respect to General Unsecured Claims, by agreement between the Holder of such Claim and the Post Effective Date Trustee; (b) any Unimpaired Claim, an Unimpaired Claim that is filed to the extent it is not a Disputed Claim; provided, however, that, notwithstanding anything herein to the contrary, by treating a Claim as an "Allowed Claim," the Debtors do not waive their rights to contest the amount and validity of any disputed, contingent or unliquidated Claim in the manner and venue in which such Claim would have been determined, resolved or adjudicated if the Chapter 11 Cases had not been commenced; and (c) any Interest, an Interest that is allowed (i) pursuant to the Plan or, (ii) by agreement between the Holder of such Interest and the Debtors or Reorganized Debtors.

1.5       "Allowed ... Claim" means an Allowed Claim of the particular type or Class described.

1.6       Avoidance Action means any claim or Cause of Action of an Estate arising out of or maintainable pursuant to sections 510, 541, 542, 543, 544, 545, 547, 548, 549, 550, 551, or 553 of the Bankruptcy Code or under any other similar applicable law, regardless of whether or not such action has been commenced prior to the Effective Date.

1.7       Bankruptcy Code means Title 11 of the United States Code, as now in effect or hereafter amended, to the extent such amendments apply to the Chapter 11 Cases.

1.8       Bankruptcy Court means the United States Bankruptcy Court for the District of Delaware, or any other court with jurisdiction over the Chapter 11 Cases.

1.9       Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as now in effect or hereafter amended.

1.10      Bayside means, collectively, the affiliates of Bayside Capital, Inc. that are Lenders.

1.11     Business Day means any day, other than a Saturday, Sunday, or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

1.12     Cash means legal tender of the United States of America and equivalents thereof.

1.13     Cash Collateral Account means that certain 2011 Cash Collateral Account (as defined in the Existing Credit Agreement) maintained by the Debtors, into which Cash in excess of the Maximum Cash Amount (as defined in the Existing Credit Agreement) is deposited, as required under the Existing Credit Agreement.

1.14     Cause of Action means any action, proceeding, agreement, Claim, cause of action, controversy, demand, debt, right, action, Lien, indemnity, guaranty, suit, obligation, liability, damage, judgment, account, defense, offset, power, privilege, recoupment, crossclaim, counterclaim, third-party claim, indemnity claim, contribution claim or any other claim known or unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether pending in litigation or otherwise, in contract or in tort, in law or in equity or pursuant to any other theory of law, based in whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Chapter 11 Cases, including through the Effective Date.

1.15     Chapter 11 Case(s) means (a) when used with reference to a particular Debtor, the case under Chapter 11 of the Bankruptcy Code commenced by such Debtor in the Bankruptcy Court and (b) when used with reference to all Debtors, the cases under Chapter 11 of the Bankruptcy Code commenced by the Debtors in the Bankruptcy Court.

1.16     Claim means a "claim" as defined in section 101(5) of the Bankruptcy Code.

1.17     Class means a category of Claims or Interests, as described in Article III hereof.

1.18     Confirmation means the confirmation of this Plan by the Bankruptcy Court under section 1129 of the Bankruptcy Code.

1.19     Confirmation Date means the date on which the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

1.20     Confirmation Hearing means the hearing held by the Bankruptcy Court pursuant to section 1128 of the Bankruptcy Code to consider confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

1.21     Confirmation Order means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

1.22     Creditors' Committee means the statutory committee of unsecured creditors, if any, appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

1.23     Debtor has the meaning set forth in the Introduction.

1.24     Deficiency Claim means the portion, if any, of the Senior Credit Facility Claims that are not Secured Senior Credit Facility Claims.  Solely for the purposes of this Plan, the Holders of the Deficiency Claims, if any, agree to waive such Claims.  If this Plan is modified or amended other than pursuant to section 11.2 of this Plan, or if this Plan not confirmed or consummated and a new plan of reorganization or an alternative transaction is proposed with respect to the Debtors' estates, the holders of the Deficiency Claims, if any, retain all rights with respect to any such new plan of reorganization or alternative transaction, including, without limitation, retaining the right to assert such Deficiency Claims, vote on account of such Deficiency Claims, and receive distributions on account of such Deficiency Claims.

1.25     D&O Liability Insurance Policies means all insurance policies for directors' and officers' liability maintained by the Debtors, including any directors' and officers' "tail policy."

1.26     Disclosure Statement means the disclosure statement (including all exhibits and schedules thereto) relating to this Plan, as amended, modified or supplemented from time to time, and distributed contemporaneously herewith in accordance with, among others, sections 1125, 1126(b) and 1145 of the Bankruptcy Code and Bankruptcy Rule 3017.

1.27     Disputed Claim means (a) any Claim as to which the Debtors or the Post Effective Date Trust have interposed an objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules, or any Claim otherwise disputed by the Debtors, the Reorganized Debtors, or other party in interest in accordance with applicable law, which objection has not been withdrawn or determined by a Final Order, (b) if there are schedules, any Claim scheduled by the Debtors as contingent, unliquidated, or disputed, (c) any Claim which amends a claim scheduled by the Debtors as contingent, unliquidated, or disputed, or (d) any Claim prior to it having become an Allowed Claim.

1.28     Effective Date means the Business Day this Plan becomes effective as provided in Article VIII hereof.

1.29     Entity means "entity" as defined in section 101(15) of the Bankruptcy Code.

1.30     Estate(s) means, individually, the estate of any of the Debtors and, collectively, the estates of all of the Debtors created under section 541 of the Bankruptcy Code.

1.31     Executory Contract means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

1.32     Exhibit means an exhibit annexed to either this Plan or as an appendix to the Disclosure Statement, as amended, modified or supplemented from time to time.

1.33     Existing Credit Agreement means that certain Amended and Restated Credit Agreement dated as of October 6, 2006, as amended, by and among Jackson Hewitt Tax Service Inc., Jackson Hewitt Inc., Tax Services of America, Inc. and Hewfant Inc. as borrowers; the lenders from time to time party thereto as lenders; Jackson Hewitt Technology Services LLC and Jackson Hewitt Corporate Services Inc. as guarantors; and Wells Fargo Bank, N.A., successor-by-merger to Wachovia Bank, National Association, as administrative agent.

1.34     Final Order means an order or judgment, the operation or effect of which has not been reversed, stayed, modified, or amended, and as to which order or judgment (or any reversal, stay, modification, or amendment thereof) (a) the time to appeal, seek certiorari, or request reargument or further review or rehearing has expired and no appeal, petition for certiorari, or request for reargument or further review or rehearing has been timely filed, or (b) any appeal that has been or may be taken or any petition for certiorari or request for reargument or further review or rehearing that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed, from which certiorari was sought, or to which the request was made, and no further appeal or petition for certiorari or request for reargument or further review or rehearing has been or can be taken or granted.

1.35    General Unsecured Claim means any Claim against any Debtor other than an Administrative Claim, a Priority Tax Claim, an Other Priority Claim, an Other Secured Claim, a Secured Senior Credit Facility Claim, a Subordinated 510(b) Claim, or an Intercompany Claim.

1.36    Holder means a holder of a Claim or Interest, as applicable.

1.37    Impaired means, when used in reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

1.38    Intercompany Claim means any and all Claims of a Debtor against another Debtor.

1.39    Intercompany Interest means an Interest in a Debtor held by another Debtor.

1.40    Interest means any equity security, including a limited liability company membership interest, in a Debtor as defined in section 101(16) of the Bankruptcy Code, including all issued, unissued, authorized or outstanding shares of capital stock of the Debtors, together with any warrants, options or contractual rights to purchase or acquire such equity securities at any time and all rights arising with respect thereto.

1.41    Jackson Hewitt has the meaning set forth in the Introduction.

1.42    Lender Transferred Avoidance Action Recovery means (i) with respect to any proceeds of the Transferred Avoidance Actions received by the Post Effective Date Trust prior to the Unsecured Withdrawal Date, 70% of all net proceeds recovered in connection with the Transferred Avoidance Actions in excess of the first $500,000 of net proceeds and (ii) with respect to any proceeds of the Transferred Avoidance Actions received by the Post Effective Date Trust after the Unsecured Withdrawal Date, 100% of all net proceeds recovered in connection with the Transferred Avoidance Actions.  For purposes of this definition, "net proceeds" means amounts recovered from Transferred Avoidance Actions net of costs and expenses incurred by the Trust, including fees and expenses of Trust professionals, in connection with the evaluation, maintenance, prosecution, and disposition of the Transferred Avoidance Actions.

1.43    Lender Representative means the party appointed by the Holders of a majority of the Class 3 Secured Senior Credit Facility Claims in accordance with the terms of the Post Effective Date Trust Agreement.

1.44    Lenders means all lenders party to the Existing Credit Agreement as of the Effective Date and any Hedge Party under any Hedge Agreement (as each such term is defined in the Existing Credit Agreement).

1.45    Lien shall mean any lien, security interest, pledge, title retention agreement, encumbrance, charge, mortgage or hypothecation.

1.46    Management Incentive Plan means a post-Effective Date management incentive plan for management, selected employees and directors of the Reorganized Debtors, providing for incentive compensation consisting of (a) 5% of the number of shares of New Common Stock (on a fully diluted basis) in the form of restricted shares and (b) 5% of the number of shares of New Common Stock (on a fully diluted basis) in the form of non-qualified stock options, which will (i) be allocated by the New Board, (ii) be struck at the per-share value of the New Common Stock as set forth in the Confirmation Order, (iii) vest over a 3-year timeframe (subject to certain performance thresholds) and (iv) dilute Lender participation in the New Common Stock on a pro rata basis.

1.47    New Board means the initial board of directors of Reorganized Jackson Hewitt appointed as of the Effective Date.

1.48    New Common Stock means common shares in the capital of Reorganized Jackson Hewitt, par value $0.01 per share, to be authorized pursuant to the Plan.

1.49    New Revolving Credit Facility means the Reorganized Debtors' new secured revolving credit facility in an aggregate committed amount of $115 million, which shall have terms substantially as set forth in the term sheet attached hereto as Exhibit A.

1.50    New Term Loan Facility means the Reorganized Debtors' new secured term loan facility in an amount of no more than $100 million, which shall have terms substantially as set forth in the term sheet attached hereto as Exhibit B.

1.51    Other Priority Claim means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than an Administrative Claim or Priority Tax Claim.

1.52    Other Secured Claim means any Secured Claim, other than a Secured Senior Credit Facility Claim.

1.53    Participating Lenders means the Lenders that vote in favor of the Plan.

1.54    Person means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, or other entity.

1.55    Petition Date means, with respect to a Debtor, the date on which such Debtor filed its petition for relief commencing its Chapter 11 Case.

1.56    Plan means this Chapter 11 plan of reorganization, including the Exhibits and all supplements, appendices, and schedules hereto, either in its current form or as the same may be altered, amended, supplemented, or modified from time to time.

1.57    Plan Supplement means the compilation of documents and forms of documents, schedules and exhibits to the Plan to be filed by the Debtors no later than ten (10) Business Days prior to the hearing at which the Bankruptcy Court considers whether to confirm the Plan, as may thereafter be altered, amended, modified or supplemented from time to time in accordance with the terms hereof and in accordance with the Bankruptcy Code and the Bankruptcy Rules.

 Post Effective Date Trust means the trust established pursuant to Article XII hereof.

1.59    Post Effective Date Trust Agreement means the trust agreement entered into between the Debtors and the Post Effective Date Trustee, in form and substance acceptable to the Debtors, the Creditors' Committee, the Administrative Agent, and Bayside.

1.60     Post Effective Date Trust Initial Funding means $1,100,000 which shall be transferred to the Post Effective Date Trust on the Effective Date.

1.61     Post Effective Date Trustee means the Person serving as trustee of the Post Effective Date Trust in accordance with the terms of, and to the extent provided in, the Post Effective Date Trust Agreement.  The initial Post Effective Date Trustee shall be designated by the Creditors' Committee.

1.62     Priority Tax Claim means any Claim of a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

1.63    Professional means (a) any professional employed in these Chapter 11 Cases pursuant to sections 327, 328 or 1103 of the Bankruptcy Code or otherwise and (b) any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code.

1.64    Professional Fee Claim means an Administrative Claim of a Professional for compensation for services rendered or reimbursement of costs, expenses, or other charges incurred on or after the Petition Date and prior to and including the Effective Date.

1.65     Reinstated means (a) leaving unaltered the legal, equitable, and contractual rights to which a Claim or Interest entitles the Holder of such Claim or Interest so as to leave such Claim or Interest Unimpaired in accordance with section 1124 of the Bankruptcy Code or (b) notwithstanding any contractual provision or applicable law that entitles the Holder of such Claim or Interest to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default, (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code, (ii) reinstating the maturity of such Claim or Interest as such maturity existed before such default, (iii) compensating the Holder of such Claim or Interest for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law, and (iv) not otherwise altering the legal, equitable, or contractual rights to which such Claim or Interest entitles the Holder of such Claim or Interest; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim or Interest is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by this Plan, or conditioning such transactions or actions on certain factors, shall not be required to be cured or reinstated to achieve reinstatement.

1.66    Releasees means the Debtors, the Reorganized Debtors, the Creditors' Committee, the Participating Lenders, and each of their respective members, officers, directors, agents, financial advisors, attorneys, employees, partners, Affiliates and representatives.

1.67    Reorganized Debtors means the Debtors, or any successor thereto, by merger, consolidation, or otherwise, on or after the Effective Date.

1.68    Reorganized Jackson Hewitt means Jackson Hewitt or any successor thereto, by merger, consolidation or otherwise, on or after the Effective Date.

1.69    Requisite Participating Lenders means the Holders of at least two thirds in dollar amount and more than one half in number of the aggregate amount of outstanding Claims under the Existing Credit Agreement.

1.70    Retained Actions means all claims, Causes of Action, rights of action, suits and proceedings, whether in law or in equity, whether known or unknown, which any Debtor or any Debtor's Estate may hold against any Person, including, without limitation, (a) claims and Causes of Action brought prior to the Effective Date, (b) claims and Causes of Action against any Persons for failure to pay for products or services provided or rendered by any of the Debtors, (c) claims and Causes of Action relating to strict enforcement of any of the Debtors' intellectual property rights, including patents, copyrights and trademarks, (d) claims and Causes of Action seeking the recovery of any of the Debtors' or the Reorganized Debtors' accounts receivable or other receivables or rights to payment created or arising in the ordinary course of any of the Debtors' or the Reorganized Debtors' businesses, including, without limitation, claim overpayments and tax refunds, (e) all Avoidance Actions, and (f) any such claims, Causes of Action, rights of action, suits or proceedings listed in the Disclosure Statement or any schedules filed by the Debtors in this cases, if any; provided, however, that Retained Actions shall not include those claims, Causes of Action, rights of action, suits and proceedings, whether in law or in equity, whether known or unknown, released under Article IX herein.

1.71    Secured Claim means a Claim that is secured by a Lien on property in which a Debtor's Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder's interest in the applicable Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of setoff, pursuant to section 553 of the Bankruptcy Code.

1.72    Senior Credit Facility Claims means all Claims outstanding under the Existing Credit Agreement, plus all amounts owed to any Hedge Party under any Hedge Agreement (as each such term is defined in the Existing Credit Agreement).

1.73    Secured Senior Credit Facility Claims means Senior Credit Facility Claims in an amount equal to the value of the Liens securing such Claims.

1.74    Shareholders' Agreement means (a) the shareholders' agreement, with respect to the New Common Stock, contemplated by the term sheet attached hereto as Exhibit C and (b) the final form of the shareholders' agreement as and when filed with the Bankruptcy Court.

1.75    Subordinated 510(b) Claim means any Claim subordinated pursuant to Bankruptcy Code section 510(b), which shall include (a) any Claim arising from the rescission of a purchase or sale of (i) Interests in Jackson Hewitt or (ii) debt securities of Jackson Hewitt, (b) any Claim for damages arising from the purchase or sale of (i) any Interests in Jackson Hewitt or (ii) debt securities of Jackson Hewitt, or (c) any Claim for reimbursement, contribution or indemnification on account of any such Claim.

1.76    Transferred Avoidance Actions means (a) any Avoidance Action against the entities identified on Schedule A to this Plan and any principals, affiliates, successors and assigns of such entities, and any entity or individual that is a subsequent transferee of any such entity and (b) any other Avoidance Action commenced by or on behalf of the Reorganized Debtors.

1.77    Unclassified Claims means Administrative Claims and Priority Tax Claims.

1.78    Unexpired Lease means  a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

1.79    Unimpaired means a Claim or Interest that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

1.80    Unsecured Creditor Representative Committee means Eric Snyder and John Roddy.

1.81    Unsecured Transferred Avoidance Action Recovery means (a) the first $500,000 of net proceeds recovered in connection with the Transferred Avoidance Actions plus (b) 30% of all net proceeds recovered in connection with the Transferred Avoidance Actions in excess of the first $500,000 of net proceeds; provided that the Unsecured Transferred Avoidance Action Recovery shall not include any proceeds received after the Unsecured Withdrawal Date.  For purposes of this definition, "net proceeds" means amounts recovered from Transferred Avoidance Actions net of costs and expenses incurred by the Trust, including fees and expenses of Trust professionals, in connection with the evaluation, maintenance, prosecution, and disposition of the Transferred Avoidance Actions.

1.82    Unsecured Trust Assets means (a) the Unsecured Transferred Avoidance Action Recovery plus (b) the remaining Post Effective Date Trust Initial Funding.

1.83    Unsecured Withdrawal Date means the date on which the Post Effective Date Trustee, in accordance with the terms of the Post Effective Date Trust Agreement, distributes any portion of the Post Effective Date Trust Initial Funding to Holders of Class 4 General Unsecured Claims, provided, however, that if the Post Effective Date Trustee makes such a distribution for the purpose of maintaining (and in the minimum amount required to maintain) the Post Effective Date Trust as a grantor trust and to minimize tax liability, then the date of such distribution shall not qualify as the Unsecured Withdrawal Date.

Rules Of Interpretation And Computation Of Time.  For purposes of this Plan, unless otherwise provided herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) unless otherwise provided in this Plan, any reference in this Plan to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference in this Plan to an existing document or schedule filed or to be filed means such document or schedule, as it may have been or may be amended, modified, or supplemented pursuant to this Plan; (d) any reference to an entity as a Holder of a Claim or Interest includes that entity's successors and assigns; (e) all references in this Plan to Sections and Articles are references to Sections and Articles of or to this Plan; (f) the words "herein," "hereunder," and "hereto" refer to this Plan in its entirety rather than to a particular portion of this Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (h) subject to the provisions of any contract, certificates of incorporation, by-laws, instrument, release, or other agreement or document entered into in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules; (i) the rules of construction set forth in section 102 of the

Bankruptcy Code shall apply; (j) in computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply; (k) "including" means "including without limitation;" and (l) with reference to any distribution under this Plan, "on" a date means on or as soon as reasonably practicable after that date.

Exhibits.  All Exhibits are incorporated into and are a part of this Plan as if set forth in full herein, and, to the extent not annexed hereto, such Exhibits shall be filed with the Bankruptcy Court on or after the Petition Date, but in any event, no later than ten (10) Business Days prior to the hearing at which the Bankruptcy Court considers whether to confirm the Plan.  Holders of Claims and Interests may obtain a copy of the Exhibits upon written request to the Debtors.  Upon their filing, the Exhibits may be inspected (a) in the office of the clerk of the Bankruptcy Court or its designee during normal business hours; (b) on the Bankruptcy Court's website at http://www.deb.uscourts.gov (registration required) or (c) at our noticing agent's website at http://www.jacksonhewittcaseinfo.com.  The documents contained in the Exhibits shall be approved by the Bankruptcy Court pursuant to the Confirmation Order.

ARTICLE II

TREATMENT OF UNCLASSIFIED CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims are not classified and are not entitled to vote on this Plan.

2.1     Administrative Claims.  On, or as soon as reasonably practicable after, the later of (a) the Effective Date, (b) the date on which an Administrative Claim becomes an Allowed Administrative Claim, or (c) the date on which an Allowed Administrative Claim becomes payable under any agreement relating thereto, each Holder of such Allowed Administrative Claim shall receive, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Administrative Claim, Cash equal to the unpaid portion of such Allowed Administrative Claim.  Notwithstanding the foregoing, (x) any Professional Fee Claim shall not be paid except in accordance with an order of the Bankruptcy Court permitting such payment, (y) any Allowed Administrative Claim based on a liability incurred by a Debtor in the ordinary course of business during the Chapter 11 Cases may be paid in the ordinary course of business in accordance with the terms and conditions of any agreement relating thereto and (z) any Allowed Administrative Claim may be paid on such other terms as may be agreed to between the Holder of such Allowed Administrative Claim and the Debtors or the Reorganized Debtors.  Notwithstanding any other provision in this Plan, Administrative Claims for any federal taxes shall accrue interest at the rate and in the manner established under 26 U.S.C. §§ 6621 and 6622.

2.2     Priority Tax Claims.  The legal and equitable rights of the Holders of Priority Tax Claims are Unimpaired by the Plan.  Unless the Holder of an Allowed Priority Tax Claim and the Debtors agree to a different treatment, on the Effective Date, each Holder of an Allowed Priority Tax Claim shall have such Claim Reinstated, provided however, that any Priority Tax Claims of the United States shall be paid in regular installment payments in Cash over a period ending not later than five years after the Petition Date with interest at the rate and in the manner established under 11 U.S.C. § 511 and 26 U.S.C. §§ 6621-6622.

2.3     Professional Fee Claims.  Professionals shall submit final fee applications seeking approval of all Professional Fee Claims no later than forty-five (45) days after the Effective Date.  These applications remain subject to Court approval under the standards established by the Bankruptcy Code, including the requirements of sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code, as applicable.  Payments to Professionals shall be made upon entry of an order approving such Professional Fee Claims.

ARTICLE III

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

3.1     Separate Plans.  This Plan, though proposed jointly, constitutes separate plans proposed by each of the Debtors.  Therefore, except as expressly specified herein, the classifications set forth below shall be deemed to apply separately with respect to each plan proposed by each Debtor.

3.2     Classification And Settlement.  Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of Classes of Claims against and Interests in the Debtors.  Except as otherwise provided in the Plan, each Class consists of sub-Classes for each Debtor, and each sub-Class shall and shall be deemed to be a separate Class for all purposes under the Bankruptcy Code.  A schedule of the sub-Classes is set forth in Exhibit D to the Plan.  A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes.  A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to this Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled prior to the Effective Date.  Each reference to "Class" or "Classes" shall include all sub-Classes of the respective Class or Classes, as applicable.

Moreover, the Plan implements a compromise and settlement with respect to the Senior Credit Facility Claims, Intercompany Claims, and Intercompany Interests.  Pursuant to Bankruptcy Rule 9019 and section 1123(b)(3) of the Bankruptcy Code, the Plan shall constitute a motion for approval of, and the Confirmation Order shall authorize and constitute Bankruptcy Court approval of, such settlement.

Class	Designation	Impairment	Entitled to Vote
Class 1	Other Priority Claims	Unimpaired	No (deemed to accept)
Class 2	Other Secured Claims	Unimpaired	No (deemed to accept)

Class	Designation	Impairment	Entitled to Vote
Class 3	Secured Senior Credit Facility Claims	Impaired	Yes
Class 4	General Unsecured Claims	Impaired	No (deemed to reject)
Class 5	Subordinated 510(b) Claims	Impaired	No (deemed to reject)
Class 6	Interests in Jackson Hewitt	Impaired	No (deemed to reject)
Class 7	Intercompany Claims	Unimpaired	No (deemed to accept)
Class 8	Intercompany Interests	Unimpaired	No (deemed to accept)

3.3      Treatment Of Classes.

(a)       Class 1 – Other Priority Claims

(i)     Claims In Class:  Class 1 consists of separate sub-Classes for all Other Priority Claims that may exist against each Debtor, respectively.

(ii)    Treatment:  On, or as soon as reasonably practicable after, (a) the Effective Date if such Other Priority Claim is an Allowed Other Priority Claim on the Effective Date or (b) the date on which such Other Priority Claim becomes an Allowed Other Priority Claim, each Holder of an Allowed Class 1 Other Priority Claim shall receive, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Other Priority Claim, Cash equal to the unpaid portion of such Allowed Other Priority Claim.

(iii)    Voting:  Class 1 is Unimpaired, and the Holders of Allowed Class 1 Other Priority Claims are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, the Holders of Class 1 Other Priority Claims are not entitled to vote to accept or reject this Plan.

(b)       Class 2 – Other Secured Claims

(i)     Claims In Class:  Class 2 consists of separate sub-Classes for all Other Secured Claims that may exist against each Debtor, respectively.

(ii)    Treatment:  On, or as soon as reasonably practicable after, the Effective Date, each Holder of an Allowed Class 2 Other Secured Claim shall be Reinstated.

(iii)    Voting:  Class 2 is Unimpaired, and the Holders of Allowed Class 2 Other Secured Claims are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, the Holders of Class 2 Other Secured Claims are not entitled to vote to accept or reject this Plan.

(c)       Class 3 – Secured Senior Credit Facility Claims

(i)     Claims In Class:  Class 3 consists of separate sub-Classes for all Secured Senior Credit Facility Claims against each Debtor, respectively.  The Senior Credit Facility Claims are Allowed Claims, for all purposes, in the amount of no less than $357 million and shall not be subject to any avoidance, reductions, setoff, offset, recoupment, recharacterization, subordination (whether equitable, contractual, or otherwise), counterclaims, cross-claims, defenses, disallowance, impairment, objection, or any other challenges under any applicable law or regulation by any person or entity.

(ii)    Treatment:  On, or as soon as reasonably practicable after, the Effective Date, each Holder of an Allowed Class 3 Secured Senior Credit Facility Claim shall receive, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Secured Senior Credit Facility Claim, (a) its pro rata share of the New Term Loan Facility, (b) its pro rata share of 100% of the New Common Stock, subject to dilution on account of the Management Incentive Plan, (c) an opportunity to elect to participate pro rata in the New Revolving Credit Facility (and receive the associated pro rata distribution of Cash, as set forth in Section 5.3 if such holder elects to so participate) and (d) interests in the Post Effective Date Trust entitling it to receive its pro rata share of the Lender Transferred Avoidance Action Recovery.

(iii)    Voting:  Class 3 is Impaired.  Pursuant to section 1126 of the Bankruptcy Code, each Holder of an Allowed Class 3 Secured Senior Credit Facility Claim is entitled to vote to accept or reject this Plan.

(d)       Class 4 – General Unsecured Claims

(i)     Claims In Class:  Class 4 consists of separate sub-Classes for all General Unsecured Claims that may exist against each Debtor, respectively.   Solely for the purposes of this Plan, no Deficiency Claim or other Senior Credit Facility Claim (or any Claim held by or transferred to a third party by the holder of a Senior Credit Facility Claim) shall be a Class 4 General Unsecured Claim.2

(ii)    Treatment:  The Holders of Class 4 General Unsecured Claims shall be treated in accordance with the settlement described below but otherwise shall not receive or retain any property under the Plan on account of such Class 4 General Unsecured Claims.

(iii)    Voting:  Class 4 is Impaired, and the Holders of Class 4 General Unsecured Claims are conclusively deemed to have rejected this Plan
_________________________

2
If this Plan is modified or amended other than pursuant to section 11.2 of this Plan, or if this Plan is not confirmed or consummated and a new plan of reorganization or an alternative transaction is proposed with respect to the Debtors' estates, the Holders of the Deficiency Claims, if any, retain all rights with respect to any such new plan of reorganization or alternative transaction, including, without limitation, retaining the right to assert such Deficiency Claims, vote on account of such Deficiency Claims, and receive distributions on account of such Deficiency Claims.

pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, the Holders of Class 4 General Unsecured Claims are not entitled to vote to accept or reject this Plan.

(iv)    Settlement:  On account of a settlement reached between and among the Creditors' Committee, the Debtors, the Administrative Agent, and the Lenders resolving any and all objections to confirmation of this Plan raised by the Creditors' Committee, the Lenders waive, as of the Effective Date, their rights to receive cash in an amount equal to the Post Effective Date Trust Initial Funding and such amount shall be transferred to the Post Effective Date Trust.  Additionally, the Lenders and the Debtors agree to transfer the Transferred Avoidance Actions to the Post Effective Date Trust and the Transferred Avoidance Actions shall be and are automatically transferred (without any further documentation or order of the Court) to the Post Effective Date Trust upon the occurrence of the Effective Date and execution of the Post Effective Date Trust Agreement.  Each holder of an Allowed Class 4 General Unsecured Claim shall receive interests in the Post Effective Date Trust.

(e)       Class 5 – Subordinated 510(b) Claims

(i)     Claims In Class:  Class 5 consists of all Subordinated 510(b) Claims.  This Class is applicable only to the Chapter 11 Case of Jackson Hewitt.

(ii)    Treatment:  The Holders of Class 5 Subordinated 510(b) Claims shall not receive or retain any property under the Plan on account of such Class 5 Subordinated 510(b) Claims.

(iii)    Voting:  Class 5 is Impaired, and the Holders of Class 5 Subordinated 510(b) Claims are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, the Holders of Class 5 Subordinated 510(b) Claims are not entitled to vote to accept or reject this Plan.

(f)        Class 6 – Interests in Jackson Hewitt

(i)     Interests In Class:  Class 6 consists of all Interests in Jackson Hewitt.  This Class is applicable only to the Chapter 11 Case of Jackson Hewitt.

(ii)    Treatment:  On the Effective Date, all Class 6 Interests in Jackson Hewitt shall be cancelled without further action by the Debtors or Reorganized Debtors.  The Holders of Class 6 Interests in Jackson Hewitt shall not receive or retain any property under the Plan on account of such Class 6 Interests in Jackson Hewitt.

(iii)    Voting:  Class 6 is Impaired, and the Holders of Class 6 Interests in Jackson Hewitt are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, the Holders of Class 6 Interests in Jackson Hewitt are not entitled to vote to accept or reject this Plan.

(g)       Class 7 – Intercompany Claims

(i)     Claims In Class:  Class 7 consists of three sub-Classes each consisting of the following Claims, respectively:  (i) the Intercompany Claim held by Jackson Hewitt Inc. against Jackson Hewitt; (ii) the Intercompany Claim held by Jackson Hewitt Corporate Services Inc. against Jackson Hewitt Inc.; and (iii) the Intercompany Claim held by Jackson Hewitt Inc. against Tax Services of America, Inc.

(ii)    Treatment:  On or prior to the Effective Date, (i) the Allowed Intercompany Claim held by Jackson Hewitt Inc. against Jackson Hewitt shall either be Reinstated, in full or in part, or cancelled and discharged, in full or in part; (ii) the Allowed Intercompany Claim held by Jackson Hewitt Corporate Services Inc. against Jackson Hewitt Inc. shall be Reinstated; and (iii) the Allowed Intercompany Claim held by Jackson Hewitt Inc. against Tax Services of America, Inc. shall be Reinstated.

(iii)    Voting:  Sub-Class 7 relating to the Intercompany Claim held by Jackson Hewitt Inc. against Jackson Hewitt is conclusively deemed to have rejected the Plan.  Sub-Classes 7 relating to the Intercompany Claim held by Jackson Hewitt Corporate Services Inc. against Jackson Hewitt Inc., and the Intercompany Claim held by Jackson Hewitt Inc. against Tax Services of America, Inc., respectively, are conclusively deemed to have accepted the Plan.  Therefore, the Holders of Class 7 Intercompany Claims are not entitled to vote to accept or reject this Plan.

(h)        Class 8 – Intercompany Interests

(i)     Interests In Class:  Class 8 consists of five sub-Classes each consisting of the following Intercompany Interests, respectively:  (i) Jackson Hewitt's Intercompany Interests in Jackson Hewitt Inc.; (ii) Jackson Hewitt Inc.'s Intercompany Interests in Jackson Hewitt Technology Services LLC; (iii) Jackson Hewitt Inc.'s Intercompany Interests in Jackson Hewitt Corporate Services Inc.; (iv) Jackson Hewitt Inc.'s Intercompany Interests in Tax Services of America, Inc.; and (v) Jackson Hewitt Inc.'s Intercompany Interests in Hewfant Inc.

(ii)    Treatment:  On the Effective Date, the Allowed Class 8 Intercompany Interests shall be Reinstated and the legal, equitable, and contractual rights to which the Holders of such Allowed Class 8 Intercompany Interests are entitled shall remain unaltered so as to maintain the organizational structure of the Debtors as such structure existed on the Petition Date.

(iii)    Voting:  Class 8 is Unimpaired, and the Holders of Allowed Class 8 Intercompany Interests are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, the Holders of Class 8 Intercompany Interests are not entitled to vote to accept or reject this Plan.

3.4       Alternative Treatment.  Notwithstanding any provision herein to the contrary, any Holder of an Allowed Claim may receive, instead of the distribution or treatment to which it is entitled hereunder, any other distribution or treatment to which it and the Debtors or the Reorganized Debtors may agree in writing.

3.5       Special Provision Regarding Unimpaired Claims.  Except as otherwise provided in this Plan, nothing shall affect the Debtors' or the Reorganized Debtors' rights and defenses, both legal and equitable, with respect to any Unimpaired Claims, including but not limited to all rights with respect to legal and equitable defenses to setoffs against or recoupments of Unimpaired Claims.

3.6       Procedures For Resolving Disputed, Contingent, And Unliquidated Claims.  Other than with respect to General Unsecured Claims, which shall be resolved in accordance with Article XII of this Plan, the Debtors and the Reorganized Debtors may contest the amount and validity of any disputed, contingent or unliquidated Claim in the ordinary course of business in the manner and venue in which such Claim would have been determined, resolved or adjudicated if the Chapter 11 Cases had not been commenced.

ARTICLE IV

ACCEPTANCE OR REJECTION OF THIS PLAN

4.1       Acceptance By Class Entitled To Vote.  Class 3, which is the only Impaired Class of Claims of the Debtors that is entitled to receive or retain property or any interest in property under this Plan, is entitled to vote to accept or reject this Plan.  Class 3 shall have accepted this Plan if (a) the Holders of at least two-thirds in amount of the Allowed Claims actually voting in the Class have voted to accept this Plan and (b) the Holders of more than one-half in number of the Allowed Claims actually voting in the Class have voted to accept this Plan, not counting the vote of any Holder designated under section 1126(e) of the Bankruptcy Code.

4.2       Presumed Acceptance Of The Plan.  Classes 1, 2, 7, and 8 are Unimpaired.  Therefore, such Classes are deemed to have accepted this Plan by operation of law and are not entitled to vote to accept or reject the Plan.

4.3       Presumed Rejection Of The Plan.  Classes 4, 5, and 6 are Impaired.  Therefore, such Classes are deemed to have rejected this Plan by operation of law and are not entitled to vote to accept or reject the Plan.

4.4       Elimination Of Classes.  To the extent applicable, any Class (including, for the avoidance of doubt, any sub-Class) that does not contain any Allowed Claims or any Claims temporarily allowed for voting purposes under Bankruptcy Rule 3018, as of the date of the commencement of the Confirmation Hearing, shall be deemed to have been deleted from this Plan for purposes of (a) voting to accept or reject this Plan and (b) determining whether it has accepted or rejected this Plan under section 1129(a)(8) of the Bankruptcy Code.

4.5       Cramdown.  The Debtors shall request Confirmation of this Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code.

The Debtors reserve the right to modify this Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

ARTICLE V

MEANS FOR IMPLEMENTATION OF THIS PLAN

5.1       Continued Legal Existence.  Except as otherwise provided in this Plan, each of the Debtors will continue to exist after the Effective Date as a separate legal entity, with all the powers of such an entity (whether a corporation, limited liability company or other entity, as appropriate) under applicable law in the jurisdiction in which each applicable Debtor is incorporated or otherwise formed and pursuant to such Debtor's certificate or articles of incorporation and by-laws or other organizational documents in effect prior to the Effective Date, without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date.

5.2       Sources Of Cash For Distribution.  All Cash necessary for the Reorganized Debtors to make payments required by this Plan shall be obtained from (a) existing Cash balances, including balances in the Cash Collateral Account, (b) the operations of the Debtors or Reorganized Debtors and (c) the New Revolving Credit Facility.

5.3       New Revolving Credit Facility.  All Lenders will be given the opportunity to participate in the New Revolving Credit Facility on a pro rata basis based upon the amount of their Secured Senior Credit Facility Claims.  To the extent the New Revolving Credit Facility is not fully subscribed, subscribing Lenders will "flex" their pro rata share thereof by 10% (by way of example, a 15% Lender would flex to 16.5%).  To the extent the New Revolving Credit Facility remains not fully subscribed after such "flex", subscribing Lenders electing to do so may, but shall not be obligated to, further subscribe on a pro rata basis.  In exchange for providing the New Revolving Credit Facility, such Lenders will receive (on a pro rata basis based upon their participation in the New Revolving Credit Facility) the Cash on the Reorganized Debtors' balance sheet (including any Cash in the Cash Collateral Account) in excess of $5 million as of the Effective Date.  On the Effective Date, the New Revolving Credit Facility will be drawn in an amount (the "Initial Draw") that shall be the lesser of (i) the actual amount of Cash collateral used by the Debtors between April 30, 2011 and the Effective Date (the "Actual Draw") and (ii) an amount based upon the Debtors' projected revolver draw (the "Projected Draw") as set forth on the Projected Draw Schedule contained in Exhibit A attached hereto, provided that during the period between the Petition Date and the Effective Date, all expenses of the Debtors and their estates, other than those related to professional fees, shall be in amounts consistent with the Debtors' ordinary course of operations and the cash budget approved pursuant to the terms of any cash collateral order.  If the Initial Draw is deemed to be the Projected Draw and the Effective Date falls between two dates shown on the Projected Draw Schedule, the amount of the Initial Draw shall be prorated based upon the number of days between such Effective Date and the scheduled dates such Effective Date falls between.

5.4       Approval And Authorization For The New Term Loan Facility And New Revolving Credit Facility.  Confirmation shall be deemed approval of the New Term Loan Facility and the New Revolving Credit Facility and authorization for the Reorganized Debtors to enter into the New Term Loan Facility and the New Revolving Credit Facility and execute such documents as may be required to effectuate the treatment afforded to the Lenders pursuant to the New Term Loan Facility and the New Revolving Credit Facility.

5.5       Issuance Of New Common Stock.  On the Effective Date, Reorganized Jackson Hewitt shall issue shares of New Common Stock for distribution to Holders of Allowed Secured Senior Credit Facility Claims.  All of the shares of New Common Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid and non assessable.  The New Common Stock issued to the Holders of Allowed Secured Senior Credit Facility Claims shall be subject to dilution by the Management Incentive Plan.

5.6       Section 1145 Exemption.  Pursuant to section 1145 of the Bankruptcy Code, the issuance and allocation of the New Common Stock to Holders of Allowed Secured Senior Credit Facility Claims shall be exempt from registration under the Securities Act and any state or local law requiring registration for offer or sale of a security.

5.7       Shareholders' Agreement For New Common Stock.  On the Effective Date, Reorganized Jackson Hewitt and the Lenders shall be deemed to have executed and delivered the Shareholders' Agreement.  Each Holder of an Allowed Class 3 Secured Senior Credit Facility Claim shall be deemed bound by the Shareholders' Agreement as of the Effective Date without the need for execution or delivery by such Holder.

5.8       Management Incentive Plan.  The New Board will implement the Management Incentive Plan.

5.9       New Board Of Reorganized Jackson Hewitt.  The New Board of Reorganized Jackson Hewitt shall be comprised of five (5) directors elected by a majority of the shareholders.  The identity of the members of the New Board will be identified in the Plan Supplement or in a filing with the Bankruptcy Court at or prior to the Confirmation Hearing.

5.10       Corporate Action.  Each of the matters provided for under this Plan involving the corporate structure of any Debtor or Reorganized Debtor or any corporate action to be taken by or required of any Debtor or Reorganized Debtor shall be deemed to have occurred and be effective as provided herein, and shall be authorized, approved and, to the extent taken prior to the Effective Date, ratified in all respects without any requirement of further action by stockholders, members, creditors, directors, or managers of the Debtors or the Reorganized Debtors.

5.11       Preservation Of Causes Of Action.  In accordance with section 1123(b)(3) of the Bankruptcy Code, the Reorganized Debtors will retain and may (but are not required to) enforce all Retained Actions, except for the Transferred Avoidance Actions.  After the Effective Date, the Reorganized Debtors, in their sole and absolute discretion, shall have the right to bring, settle, release, compromise, or enforce such Retained Actions (or decline to do any of the foregoing), without further approval of the Bankruptcy Court.  The Reorganized Debtors or any successors, in the exercise of their sole discretion, may pursue such Retained Actions so long as it is in the best interests of the Reorganized Debtors or any successors holding such rights of action.  The failure of the Debtors to specifically list any claim, right of action, suit, proceeding or other Retained Action in this Plan does not, and will not be deemed to, constitute a waiver or release by the Debtors or the Reorganized Debtors of such claim, right of action, suit, proceeding or other Retained Action, and the Reorganized Debtors will retain the right to pursue such claims, rights of action, suits, proceedings and other Retained Actions in their sole discretion and, therefore, no preclusion doctrine, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise) or laches will apply to such claim, right of action, suit, proceeding, or other Retained Action upon or after the Confirmation or consummation of this Plan.

5.12       Effectuating Documents; Further Transactions.  Each of the Debtors and Reorganized Debtors, and their respective officers and designees, is authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan, or to otherwise comply with applicable law.

5.13       Exemption From Certain Transfer Taxes And Recording Fees.  Pursuant to section 1146(a) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or to any other Person or entity pursuant to this Plan, or any agreement regarding the transfer of title to or ownership of any of the Debtors' real or personal property will not be subject to any document recording tax, stamp tax, conveyance fee, sales tax, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, or other similar tax or governmental assessment, and the Confirmation Order will direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

5.14       Further Authorization.  The Debtors and the Reorganized Debtors shall be entitled to seek such orders, judgments, injunctions, and rulings as they deem necessary to carry out the intentions and purposes, and to give full effect to the provisions, of this Plan.

5.15       Dissolution Of Creditors' Committee.  A Creditors' Committee, if appointed, shall continue in existence until the Effective Date to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code and shall perform such other duties as it may have been assigned by the Bankruptcy Court prior to the Effective Date.  On the Effective Date, the Creditors' Committee, if appointed, shall be dissolved and the Creditors' Committee's members shall be deemed released of all their duties, responsibilities, and obligations in connection with the Chapter 11 Cases or this Plan and its implementation, and the retention or employment of the Creditors' Committee's attorneys, accountants, professionals, and other agents shall terminate, except with respect to (a) all Professional Fee Claims and (b) any appeals of the Confirmation Order.

5.16       Cancellation Of Existing Securities And Agreements.  Except as provided in this Plan or in the Confirmation Order, on the Effective Date, all notes, stock, instruments, certificates, agreements, side letters, fee letters and other documents evidencing or giving rise to Senior Credit Facility Claims and Interests in Jackson Hewitt shall be cancelled, and the obligations of the Debtors thereunder or in any way related thereto shall be fully released, terminated, extinguished and discharged, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote, or other approval or authorization by any Person.  The Holders of or parties to such notes, stock, instruments, certificates, agreements, side letters, fee letters, and other documents shall have no rights arising from or relating to such notes, stock, instruments, certificates, agreements, side letters, fee letters, and other documents or the cancellation thereof, except the rights provided pursuant to this Plan and the Confirmation Order.

5.17       Payment of Fees and Expenses of the Members of the Creditors' Committee.  Notwithstanding any provision in the Plan to the contrary, the Debtors or Reorganized Debtors shall promptly pay in Cash in full reasonable, documented and necessary out-of-pocket fees and expenses incurred by the members of the Creditors' Committee without the need of such parties to file fee applications with the Bankruptcy Court; provided that each party shall provide the Debtors with the invoices (or such other documentation as the Debtors or another of such parties may reasonably request) for which it seeks payment on or before the Effective Date and provided that the Debtors and the other parties have no objection to such fees, such fees shall be paid within thirty (30) days of the Effective Date.  To the extent that the Debtors or any of the other parties object to any of the fees and expenses of the members of the Creditors' Committee, the Debtors shall not be required to pay any disputed portion of such fees until a resolution of such objection is agreed to by the Debtors and such party or a further order of the Bankruptcy Court upon a motion by such party.

ARTICLE VI

PROVISIONS GOVERNING DISTRIBUTIONS

6.1       Allowed Claims.  Notwithstanding any provision herein to the contrary, the Debtors or the Reorganized Debtors shall make distributions only to Holders of Allowed Claims.  A Holder of a Disputed Claim shall receive only a distribution on account thereof when and to the extent that such Holder's Disputed Claim becomes an Allowed Claim.

6.2       Distributions For Claims Allowed As Of The Effective Date.  Except as otherwise provided under this Plan or as ordered by the Bankruptcy Court, distributions to be made on account of Claims that are Allowed Claims as of the Effective Date shall be made on the Effective Date or as soon thereafter as is practicable.  Any distribution to be made on the Effective Date pursuant to this Plan shall be deemed as having been made on the Effective Date if such distribution is made on the Effective Date or as soon thereafter as is practicable.  Any payment or distribution required to be made under this Plan on a day other than a Business Day shall be made on the next succeeding Business Day.

6.3       Fractional Shares.  No fractional shares of New Common Stock will be issued or distributed under this Plan.  The actual distribution of shares of New Common Stock will be rounded to the next higher or lower whole number as follows:  (a) fractions less than one-half (½) shall be rounded to the next lower whole number and (b) fractions equal to or greater than one-half (½) shall be rounded to the next higher whole number.  The total number of shares of New Common Stock to be distributed herein will be adjusted as necessary to account for such rounding.  No consideration will be provided to Holders of Secured Senior Credit Facility Claims in lieu of fractional shares that are rounded down.

6.4       Interest And Penalties On Claims.  Unless otherwise specifically provided for in this Plan or the Confirmation Order, or required by applicable bankruptcy law, postpetition interest and penalties shall not accrue or be paid on any Claim, and no Holder of a Claim shall be entitled to interest and penalties accruing on or after the Petition Date through the date such Claim is satisfied in accordance with the terms of this Plan.

6.5       Means Of Cash Payment.  Payments of Cash made pursuant to this Plan (other than distributions to be made by the Post Effective Date Trust) shall be in U.S. dollars and shall be made, at the option and in the sole discretion of the applicable Reorganized Debtor, by (a) checks drawn on or (b) wire transfer from a domestic bank selected by the Reorganized Debtor.  Cash payments to foreign creditors may be made, at the option of the applicable Reorganized Debtor, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

6.6       Withholding And Reporting Requirements/Allocations.  In connection with this Plan and all distributions hereunder, the Reorganized Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements.  The Reorganized Debtors shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.  Each Holder of an Allowed Class 3 Secured Senior Credit Facility Claim shall be treated as receiving, for U.S. federal income tax purposes, in full satisfaction and discharge of its Claim (i) its pro rata share of the New Term Loan Facility, (ii) its pro rata share of the New Common Stock, and (iii) to the extent that such Holder participates in the New Revolving Credit Facility, its share of the Cash on the Reorganized Debtors' balance sheet (including any Cash in the Cash

Collateral Account) in excess of $5 million as of the Effective Date, and the Initial Draw under the New Revolving Credit Facility.  Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for U.S. federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest.

6.7       Preservation Of Rights.  The Reorganized Debtors shall retain all rights arising under section 558 of the Bankruptcy Code or applicable nonbankruptcy laws, including, but not limited to, the right to set off against any Claim, the payments or other distributions to be made pursuant to this Plan in respect of such Claim, or claims of any nature whatsoever that the Debtors or the Reorganized Debtors may have against the Holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such Holder; provided, further, that the Holder of any Claim must assert any right to setoff prior to the Effective Date or such right shall be deemed waived on the Effective Date.  Notwithstanding any other provision of the Plan, the United States' rights to setoff and recoupment are preserved.

ARTICLE VII

TREATMENT OF EXECUTORY CONTRACTS
AND UNEXPIRED LEASES

7.1       Assumption Of Executory Contracts And Unexpired Leases.  Except as otherwise provided in the Plan, on the Effective Date, all Executory Contracts and Unexpired Leases of the Debtors shall be deemed assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, unless such Executory Contract or Unexpired Lease (a) has previously been rejected by order of the Bankruptcy Court in effect as of the Effective Date (which order may be the Confirmation Order); (b) is the subject of a motion to reject filed on or before the Effective Date; (c) is identified as an Executory Contract or Unexpired Lease to be rejected pursuant to the Plan Supplement before the Effective Date; or (d) expired or terminated pursuant to its own terms.  An Executory Contract or Unexpired Lease that is deemed to be assumed pursuant to the foregoing sentence shall be referred to as an "Assumed Contract."

Entry of the Confirmation Order by the Bankruptcy Court shall constitute findings by the Bankruptcy Court that (a) the Reorganized Debtors had properly provided for the cure of any defaults that might have existed, (b) each assumption is in the best interest of the Reorganized Debtors, their Estates, and all parties in interest in the Chapter 11 Cases and (c) the requirements for assumption of any Executory Contract or Unexpired Lease to be assumed had been satisfied.  Except as otherwise provided in the following sentence, all cure payments under any Assumed Contract shall be made by the Reorganized Debtors on the Effective Date or as soon as practicable thereafter.  In the event of a dispute, cure payments required by section 365(b)(1) of the Bankruptcy Code shall be paid upon entry of a Final Order resolving such dispute.

7.2       Compensation And Benefit Programs.  All of the Debtors' programs, plans, agreements and arrangements relating to employee compensation and benefits, including, without limitation, all savings plans, retirement plans, healthcare plans, disability plans, severance plans, incentive plans, and life, accidental death and dismemberment insurance plans, entered into before the Petition Date and not since terminated, will be deemed to be, and will be treated as though they are (other than any Executory Contract rejected pursuant to Section 7.1), Executory Contracts that are assumed under Section 7.1 of this Plan, and the Debtors' and Reorganized Debtors' obligations under such programs, plans, agreements and arrangements will survive Confirmation of this Plan and will be fulfilled in the ordinary course of business.

7.3       D&O Liability Insurance Policies.  As of the Effective Date, the D&O Liability Insurance Policies shall be treated as if they were Executory Contracts that are assumed under this Plan.  Entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of the Debtors' foregoing assumption of each of the D&O Liability Insurance Policies.  Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation shall be deemed and treated as an Executory Contract that has been assumed by the Debtors under the Plan as to which no proof of claim need be filed.

7.4       Indemnification.  Except as otherwise specifically limited in this Plan, any obligations or rights of the Debtors or Reorganized Debtors to defend, indemnify, reimburse, or limit the liability of the Debtors' present and former directors, officers, employees, agents, representatives, attorneys, accountants, financial advisors, investment bankers and consultants (the "Covered Persons") pursuant to the Debtors' or Reorganized Debtors' certificates of incorporation, by-laws, policy of providing employee indemnification, applicable state law, or specific agreement in respect of any claims, demands, suits, Causes of Action, or proceedings against such Covered Persons based upon any act or omission related to such Covered Persons' service with, for, or on behalf of the Debtors prior to the Effective Date, excluding claims resulting from gross negligence, willful misconduct, or intentional tort, shall be treated as if they were Executory Contracts that are assumed under this Plan and shall survive the Effective Date and remain unaffected thereby, and shall not be discharged, irrespective of whether such defense, indemnification, reimbursement, or limitation of liability is owed in connection with an occurrence before or after the Petition Date.

7.5       Cure of Defaults Under Assumed Contracts.  The Reorganized Debtors shall cure any monetary defaults under any Executory Contract and Unexpired Lease to be assumed pursuant to the Plan by paying to the non-Debtor counterparty the full amount of any monetary default in Cash in the ordinary course of business, provided that such payment shall in no event be made later than thirty (30) days after the Effective Date.  Accordingly, no party to an Assumed Contract need file any cure claim, and the

Debtors need not file any lists of any proposed cure claims, with the Bankruptcy Court.  Notwithstanding the foregoing, the Reorganized Debtors and counter-parties to Assumed Contracts reserve all their rights in the event of a dispute over the amount of a cure claim.  If there is any such dispute that cannot be resolved consensually, then either party must file with the Bankruptcy Court a request for allowance and payment of such cure claim within seventy-five (75) days from the Effective Date.  Moreover, the Reorganized Debtors shall be authorized to reject any Executory Contract or Unexpired Lease to the extent the Reorganized Debtors, in the exercise of their sound business judgment, conclude that the amount of the cure claim as determined by the Bankruptcy Court, renders assumption of such Executory Contract or Unexpired Lease unfavorable to the Reorganized Debtors.

ARTICLE VIII

CONFIRMATION AND CONSUMMATION OF THE PLAN

8.1       Condition To Confirmation.  Confirmation of the Plan is conditioned upon the Confirmation Order being reasonably acceptable in form and substance to the Debtors and the Participating Lenders.

8.2       Conditions To Effective Date.  The Debtors shall request that the Confirmation Order include a finding by the Bankruptcy Court that, notwithstanding Bankruptcy Rule 3020(e), the Confirmation Order shall take effect immediately upon its entry.  The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived by the Debtors and the Participating Lenders in accordance with the terms hereof:

(a)       The Confirmation Order, in form and substance reasonably satisfactory to the Debtors and the Participating Lenders, shall have become a Final Order and shall, among other things, provide that the Debtors and the Reorganized Debtors are authorized to take all actions necessary or appropriate to enter into, implement, and consummate the New Term Loan Facility and the New Revolving Credit Facility and other agreements or documents created in connection with this Plan.

(b)       All documents related to, provided for therein, or contemplated by the New Term Loan Facility and the New Revolving Credit Facility shall have been executed and delivered, and all conditions precedent thereto shall have been satisfied (other than the occurrence of the Effective Date).

(c)       All authorizations, consents, and regulatory approvals required, if any, in connection with the consummation of this Plan shall have been obtained.

(d)       All other actions, documents, and agreements necessary to implement this Plan shall have been effected or executed.

(e)       The payment in full of all fees and expenses of the Administrative Agent and Bayside and their respective professionals (as set forth in Section 4(b) of the Plan Support Agreement.)

(f)       The payment in full of all fees and expenses of the arranger under the New Term Loan Facility and the New Revolving Credit Facility.

8.3       Waiver Of Conditions.  Each of the conditions to the Effective Date set forth herein may be waived in whole or in part by the Debtors and the Participating Lenders, without any notice to parties in interest or the Bankruptcy Court and without a hearing.  The failure to satisfy or waive any condition to the Effective Date may be asserted by the Debtors regardless of the circumstances giving rise to the failure of such condition to be satisfied, including any action or inaction by the Debtors.  The failure of the Debtors to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

ARTICLE IX

EFFECT OF PLAN CONFIRMATION

9.1       Binding Effect.  This Plan shall be binding upon and inure to the benefit of the Debtors, their Estates, all present and former Holders of Claims and Interests, and their respective successors and assigns, including but not limited to the Reorganized Debtors.

9.2       Revesting Of Assets.  Except as otherwise explicitly provided in this Plan, on the Effective Date, all property comprising the Estates (including Retained Actions, but excluding property that has been abandoned pursuant to an order of the Bankruptcy Court) shall revest in the Reorganized Debtors, free and clear of all Claims, Liens, charges, encumbrances, rights and Interests of creditors and equity security holders.  As of the Effective Date, the Reorganized Debtors may operate their businesses and use, acquire, and dispose of their property without supervision of the Bankruptcy Court, and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by this Plan or the Confirmation Order.

9.3       Compromise And Settlement Of Claims, Interests And Controversies.  In consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Senior Credit Facility Claims, Intercompany Claims and Intercompany Interests and controversies relating to the contractual, legal and subordination rights that a Holder of a Senior Credit Facility Claim, Intercompany Claim or Intercompany Interest may have with respect to such Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest.  The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of the compromise or settlement of all Senior Credit Facility Claims, Intercompany Claims and Intercompany Interests and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates and Holders of such Claims and Interests and is fair, equitable and reasonable.  Without any further notice to or action, order or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against or Interests in them and Causes of Action against other Persons.

In accordance with Bankruptcy Rule 9019, the Plan constitutes a good faith compromise and settlement among the Debtors, the Lenders, the Administrative Agent and the Creditors' Committee, regarding the treatment of the General Unsecured Claims under the Plan, and reflects and implements such compromise and settlement, including by establishment of the Post Effective Date Trust and transfer of the Post Effective Date Initial Funding and the Transferred Avoidance Actions into the Post Effective Date Trust.  Such compromise and settlement is made in exchange for consideration and is in the best interests of the Debtors, the Estates, the Lenders, the Administrative Agent and the Holders of General Unsecured Claims; is within the reasonable range of possible litigation outcomes, is fair, equitable and reasonable and is an essential element of the resolution of these Chapter 11 Cases.  The compromise and settlement embodied in this Plan: (i) falls within the jurisdiction of the Court under 28 U.S.C. §§ 1334(a), (b) and (d); (ii) is an essential means of implementing the Plan pursuant to section 1123(a)(5) of the Bankruptcy Code; (iii) is an integral element of the transactions incorporated in the Plan; (iv) confers a material benefit on, and is in the best interests of, the Debtors, the Estates and holders of General Unsecured Claims; (v) is vital to the overall objectives of the Plan to finally resolve all Claims; and (vi) is consistent with sections 105, 1123 and 1129 of the Bankruptcy Code and other applicable provisions of the Bankruptcy Code.

9.4        Releases And Related Matters

(a)       Releases by the Debtors

As of the Effective Date, for good and valuable consideration provided by each of the Releasees, including, but not limited to, (i) the discharge of debt; (ii) the obligations of the Releasees to provide the support necessary for consummation of the Plan; and (iii) the services of the Releasees in facilitating the expeditious implementation of the restructuring contemplated by this Plan, the adequacy of which is hereby confirmed, each of the Debtors, in their individual capacities and as debtors in possession, their Estates, and the Reorganized Debtors shall be deemed to forever release, waive and discharge the Participating Lenders and each of the Participating Lenders' and the Debtors' respective current and former members, officers, directors, agents, financial advisors, accountants, investment bankers, consultants, attorneys, employees, partners, subsidiaries, affiliates, and representatives (in each case only in their capacity as such), and their respective properties from any and all Causes of Action, whether known or unknown, arising from or related in any way to the Debtors, including, without limitation, those that any of the Debtors or Reorganized Debtors would have been legally entitled to assert in their own right (whether individually or collectively) or that any Holder of a Claim or Interest or other Entity would have been legally entitled to assert on behalf of any of the Debtors or any of their Estates, and further including those in any way related to the Chapter 11 Cases, the Disclosure Statement or this Plan to the fullest extent of the law; provided, however, that the foregoing shall not operate to waive or release any Releasee from any Causes of Action arising under the New Term Loan Facility or the New Revolving Credit Facility.

(b)       Releases by the Lenders

As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, each Participating Lender shall be deemed to have fully discharged and released the Releasees and their respective property from any and all Causes of Action, whether known or unknown, arising from or related in any way to the Debtors, including, without limitation, those in any way related to the Chapter 11 Cases, the Disclosure Statement or this Plan; provided, however, that the foregoing shall not operate to waive or release any Releasee from any Causes of Action arising under the New Term Loan Facility or the New Revolving Credit Facility or any Causes of Action by any Participating Lender that provides cash management services to a Releasee to the extent such Causes of Action are for usual and customary cash management fees and charges.

9.5        Discharge Of The Debtors

(a)       Upon the Effective Date, the Debtors, and each of them, shall be deemed discharged and released under section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Effective Date, and all debts of the kind specified in section 502 of the Bankruptcy Code, whether or not (i) a proof of claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code, (ii) a Claim based upon such debt is Allowed under section 502 of the Bankruptcy Code, (iii) a Claim based upon such debt is or has been disallowed by order of the Bankruptcy Court, or (iv) the Holder of a Claim based upon such debt accepted this Plan.

(b)       As of the Effective Date, except as provided in this Plan or the Confirmation Order, all Persons shall be precluded from asserting against the Debtors or the Reorganized Debtors, any other or further Claims, debts, rights, Causes of Action, claims for relief, liabilities, or equity interests relating to the Debtors based upon any act, omission, transaction, occurrence, or other activity of any nature that occurred prior to the Effective Date.  In accordance with the foregoing, except as provided in this Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such Claims and other debts and liabilities against the Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against the Debtors at any time, to the extent that such judgment relates to a discharged Claim.

9.6        Injunction

Except as provided in this Plan or the Confirmation Order, as of the Effective Date, all Persons that have held, currently hold, may hold, or allege that they hold, a Claim, obligation, suit, judgment, damage, demand, debt, right, Cause of Action, or liability that is released or discharged under this Article IX are permanently enjoined from taking any of the following actions against the Debtors, the Reorganized Debtors, and their respective Affiliates or their property on account of any such released or discharged Claim, obligation, suit, judgment, damage, demand, debt, right, Cause of Action, or liability: (a) commencing or continuing, in any manner or in any place, any action or other proceeding; (b) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order; (c) creating, perfecting, or enforcing any Lien or encumbrance; (d) asserting a setoff, right of subrogation, or recoupment of any kind against any debt, liability, or obligation due to any released Person; or (e) commencing or continuing any action, in each such case in any manner, in any place, or against any Person that does not comply with or is inconsistent with the provisions of this Plan or the Confirmation Order.

9.7        Exculpation And Limitation Of Liability

None of the Releasees shall have or incur any liability to any Entity, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the Disclosure Statement, the formulation, negotiation, or implementation of this Plan, the solicitation of acceptances of this Plan, the pursuit of Confirmation of this Plan, the Confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, or any other prepetition or postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtors; provided, however, that the foregoing provisions of this exculpation shall have no effect on the liability of any Releasee that results from any such act or omission that is determined in a Final Order to have constituted gross negligence or willful misconduct.  Nothing in this Plan shall affect the ability of the United States to pursue any non-Debtors to the extent allowed by non-bankruptcy law for any liabilities that may be related to any federal tax liabilities owed by the Debtors or the Debtors' Estates.  Additionally, the United States may pursue police and regulatory actions or proceedings with respect to the Releasees in the manner, and by the administrative or judicial tribunals, in which the United States could have pursued such actions or proceedings as if this bankruptcy had never been commenced.

9.8        Term Of Bankruptcy Injunction Or Stays.  Except as provided otherwise in this Plan, from and after the Effective Date, the automatic stay of section 362(a) of the Bankruptcy Code shall terminate.

9.9        Post-Effective Date Retention Of Professionals.  Upon the Effective Date, any requirement that professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date will terminate and the Reorganized Debtors will employ and pay professionals in the ordinary course of business.

ARTICLE X

RETENTION OF JURISDICTION

Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction (unless otherwise indicated) over all matters arising in, arising out of, and/or related to, the Chapter 11 Cases and this Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

(a)       Resolve any matters related to the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which any Debtor is a party or with respect to which any Debtor or Reorganized Debtor may be liable and to hear, determine, and, if necessary, liquidate any Claims arising therefrom;

(b)       Decide or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date (which jurisdiction shall be non-exclusive as to any such non-core matters);

(c)       Enter such orders as may be necessary or appropriate to implement or consummate the provisions of this Plan and all contracts, instruments, releases, and other agreements or documents created in connection with this Plan, the Disclosure Statement, or the Confirmation Order;

(d)       Resolve any cases, controversies, suits, or disputes that may arise in connection with the consummation, interpretation, or enforcement of this Plan or any contract, instrument, release, or other agreement or document that is executed or created pursuant to this Plan, or any entity's rights arising from or obligations incurred in connection with this Plan or such documents;

(e)       Modify this Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code or modify the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with this Plan or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, this Plan, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with this Plan or the Confirmation Order, in such manner as may be necessary or appropriate to consummate this Plan;

(f)       Hear and determine all applications for compensation and reimbursement of expenses of Professionals under this Plan or under sections 330, 331, 503(b), and 1129(a)(4) of the Bankruptcy Code; provided, however, that from and after the Effective Date the payment of fees and expenses by the Reorganized Debtors, including professional fees, shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

(g)       Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation, or enforcement of this Plan or the Confirmation Order;

(h)       Adjudicate controversies arising out of the administration of the Estates or the implementation of this Plan;

(i)       Resolve any cases, controversies, suits, or disputes that may arise in connection with (a) the establishment or administration of the Post Effective Date Trust, the Post Effective Date Trustee and his professionals, and the Post Effective Date Trust Agreement, (b) General Unsecured Claims, including without limitation establishment of a bar date, related notice, claim objections, allowance, disallowance, estimation and distribution, and (c) the Transferred Avoidance Actions;

(j)       Hear and determine Causes of Action by or on behalf of the Debtors or the Reorganized Debtors;

(k)       Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked, or vacated, or distributions pursuant to this Plan are enjoined or stayed;

(l)       Determine any other matters that may arise in connection with or relate to this Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with this Plan, the Disclosure Statement, or the Confirmation Order;

(m)       Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications, and rulings entered in connection with the Chapter 11 Cases;

(n)       Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under the Bankruptcy Code; and

(o)       Enter an order closing the Chapter 11 Cases.

ARTICLE XI

MISCELLANEOUS PROVISIONS

11.1       Payment Of Statutory Fees.  All fees payable pursuant to section 1930 of title 28 of the United States Code shall be paid on the earlier of when due or the Effective Date.  From and after the Effective Date, the Reorganized Debtors shall be jointly liable for and shall pay the fees under 28 U.S.C. section 1930 assessed against the Estates under 28 U.S.C. section 1930 until entry of a final decree closing the Chapter 11 Cases.  In addition, the Debtors or the Reorganized Debtors shall file post-confirmation quarterly reports or any pre-confirmation monthly operating reports not filed as of the Confirmation Hearing in conformity with the U.S. Trustee guidelines, until entry of an order closing or converting the Chapter 11 Cases.  The U.S. Trustee shall not be required to file a request for payment of its quarterly fees, which shall be deemed an Administrative Claim against the Debtors.

11.2        Post Effective Date Reporting and Fees by Post Effective Date Trustee.  The Post Effective Date Trustee shall provide quarterly reports of receipts and disbursements to the Office of the United States Trustee and shall file such reports on the docket in the Chapter 11 Cases with thirty (30) days of the end of each calendar quarter; provided, however, the Reorganized Debtors shall remain solely responsible for timely payment of all United States Trustee fees incurred pursuant to 28 U.S.C. section 1930(a)(6) subsequent to the Effective Date of the Plan and the Post Effective Date Trust and the Post Effective Date Trustee shall have no liability therefor or in connection therewith.

11.3       Amendment Or Modification Of This Plan.  Subject to section 1127 of the Bankruptcy Code and, to the extent applicable, sections 1122, 1123, and 1125 of the Bankruptcy Code, the Debtors reserve the right to alter, amend, or modify this Plan at any time prior to or after the Confirmation Date but prior to the substantial consummation of this Plan, provided, however, that the Participating Lenders approve of such alteration, amendment or modification.  A Holder of a Claim that has accepted this Plan shall be deemed to have accepted this Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such Holder.  The Debtors will promptly notify the Creditors' Committee and its counsel of any amendment, modification or supplement to the Plan that directly affects Article XII of the Plan, the Post Effective Date Trust, the Creditors Committee or its professionals, or the interests or treatment of Holders of General Unsecured Claims.

11.4     Severability Of Plan Provisions.  If, prior to the Confirmation Date, any term or provision of this Plan is determined by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

11.5     Successors And Assigns.  This Plan shall be binding upon and inure to the benefit of the Debtors, and their respective successors and assigns, including, without limitation, the Reorganized Debtors.  The rights, benefits, and obligations of any entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor, or assign of such entity.

11.6     Revocation, Withdrawal, Or Non-Consummation.  The Debtors reserve the right to revoke or withdraw this Plan at any time prior to the Confirmation Date and to file other plans of reorganization.  If the Debtors revoke or withdraw this Plan, or if Confirmation or consummation of this Plan does not occur, then (a) this Plan shall be null and void in all respects, (b) any settlement or compromise embodied in this Plan (including the fixing or limiting to an amount any Claim or Class of Claims), assumption of Executory Contracts or Unexpired Leases effected by this Plan, and any document or agreement executed pursuant to this Plan shall be deemed null and void, and (c) nothing contained in this Plan, and no acts taken in preparation for consummation of this Plan, shall (i) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors or any other Person, (ii) prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or (iii) constitute an admission of any sort by the Debtors or any other Person.

11.7     Notice.  All notices, requests, and demands to or upon the Reorganized Debtors to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

JACKSON HEWITT TAX SERVICE INC.
3 Sylvan Way
Parsippany, New Jersey 07054
Telephone: (973) 630-0707
Fax: (973) 630-0702
Attn: Steven L. Barnett, Esq.

SKADDEN, ARPS, SLATE, MEAGHER
   & FLOM LLP
Four Times Square
New York, New York 10036
Telephone: (212) 735-3000
Fax: (212) 735-2000
Attn: J. Gregory Milmoe, Esq.
Attn: Mark A. McDermott, Esq.

SKADDEN, ARPS, SLATE, MEAGHER
   & FLOM LLP
One Rodney Square, P.O. Box 636
Wilmington, Delaware 19899
Telephone: (302) 651-3000
Fax: (302) 651-3001
Attn: Mark S. Chehi, Esq.

Attorneys for Debtors and Debtors in Possession

11.8       Governing Law.  Except to the extent that the Bankruptcy Code, the Bankruptcy Rules or other federal law is applicable, or to the extent that an Exhibit or schedule to this Plan provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of New York without giving effect to the principles of conflicts of law of such jurisdiction.

11.9       Exhibits.  All Exhibits to this Plan are incorporated and are a part of this Plan as if set forth in full herein.

11.10       Filing Of Additional Documents.  On or before substantial consummation of this Plan, the Debtors shall file such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.

11.11       Conflicts.  In the event that provisions of the Disclosure Statement and provisions of this Plan conflict, the terms of this Plan shall govern.

ARTICLE XII

POST EFFECTIVE DATE TRUST

12.1       Execution of Post Effective Date Trust Agreement.  On the Effective Date, the Post Effective Date Trust Agreement shall be executed by the Debtors and the Post Effective Date Trustee, and all other necessary steps shall be taken to establish the Post Effective Date Trust and the beneficial interests therein which shall be (a) to the extent of the Unsecured Trust Assets, the Holders of Allowed Class 4 General Unsecured Claims, whether Allowed on or after the Effective Date and (b) with respect to the Lender Transferred Avoidance Actions Recovery, the Holders of Allowed Class 3 Secured Senior Credit Facility Claims, whether Allowed on or after the Effective Date.  The Post Effective Date Trust Agreement may provide powers, duties and authorities in addition to those explicitly stated herein, but only to the extent that such powers, duties and authorities do not affect the status of the Post Effective Date Trust as a liquidating trust for United States federal income tax purposes.  In the event of any conflict between the terms of this Article XII and the terms of the Post Effective Date Trust Agreement, the terms of the Post Effective Date Trust Agreement shall govern.

12.2       Purpose of the Post Effective Date Trust.  The Post Effective Date Trust shall be established for the sole purpose of liquidating and distributing its assets, in accordance with Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

12.3       Post Effective Date Trust Assets.  On the Effective Date, the Post Effective Date Trust shall be funded with the Post Effective Date Trust Initial Funding and the Transferred Avoidance Actions shall be transferred to the Post Effective Date Trust.  Such transfers shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar tax.  Upon delivery of such assets to the Post Effective Date Trust, the Debtors, the Holders of Class 3 Secured Senior Credit Facility

Claims and their respective successors and assigns shall be released from all liability of any nature whatsoever with respect to the delivery of such distributions.

12.4       Governance of the Post Effective Date Trust.  The Post Effective Date Trust shall be administered by the Post Effective Date Trustee as set forth in the Post Effective Date Trust Agreement, subject to the consent of the Unsecured Creditor Representative Committee and/or the Lender Representative as and to the extent required under the terms of the Post Effective Date Trust Agreement.  Any successor Post Effective Date Trustee shall be chosen in accordance with the terms of the Post Effective Date Trust Agreement.

12.5       Role of the Post Effective Date Trustee.  In furtherance of and consistent with the purpose of the Post Effective Date Trust and this Plan, the Post Effective Date Trustee shall (a) provide such notices as may be appropriate to holders of Class 4 General Unsecured Claims, provided that the form and manner of such notices shall either (i) be in form and substance reasonably acceptable to the Reorganized Debtors or (ii) approved by an order of the Bankruptcy Court, (b) reconcile the Claims of Holders of Class 4 General Unsecured Claims (including, where appropriate objecting to such Claims), (c) have the power and authority to prosecute, resolve, and convert to Cash the Transferred Avoidance Actions (d) hold and manage the Post Effective Date Trust Initial Funding  and (e) have the power and authority to hold, manage, and distribute Cash or non-Cash proceeds of the Transferred Avoidance Actions.  In all circumstances, the Post Effective Date Trustee shall act in the best interests of all beneficiaries of the Post Effective Date Trust and in furtherance of the purpose of the Post Effective Date Trust.  The Post Effective Date Trustee shall file and prosecute each Transferred Avoidance Action in good faith if such filing and prosecution is in the best interests of the Post Effective Date Trust, considering the costs and merits of such Transferred Avoidance Action.  The Post Effective Date Trustee may not settle or waive any Transferred Avoidance Action without the written consent of the Lender Representative; provided, however, that prior to the Unsecured Withdrawal Date the Post Effective Date Trustee may enter into a settlement without the approval of the Lender Representative if the Unsecured Creditor Representative Committee has approved such settlement.

12.6       Nontransferability of Post Effective Date Trust Interests.  The beneficial interests in the Post Effective Date Trust shall not be certificated and are not transferable.

12.7       Cash.  The Post Effective Date Trustee may invest Cash (including any earnings thereon or proceeds therefrom) as permitted by section 345 of the Bankruptcy Code, provided, however, that such investments are investments permitted to be made by a liquidating trust within the meaning of Treasury Regulation section 301.7701-4(d), as reflected therein, or under applicable Internal Revenue Service guidelines, rulings, or other controlling authorities.

12.8       Distribution of Lender Transferred Avoidance Action Recoveries.  In accordance with the Post Effective Date Trust Agreement, the Post Effective Date Trustee shall make distributions to the beneficial holders of the Post Effective Date Trust who are holders of Class 3 Secured Senior Credit Facility Claims on account of any Cash on hand in accordance with the Post Effective Date Trust Agreement that constitutes Lender Transferred Avoidance Action Recoveries except for such amounts (a) that are reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Post Effective Date Trust during liquidation, (b) that are reasonably necessary to pay reasonable expenses in connection with the evaluation, maintenance, prosecution, and disposition of the Transferred Avoidance Actions (including, without limitation, any taxes imposed on the Post Effective Date Trust with respect to the Transferred Avoidance Actions or the proceeds thereof), and (c) that are reasonably necessary to satisfy other liabilities incurred by the Post Effective Date Trust in connection with the evaluation, maintenance, prosecution, and disposition of the Transferred Avoidance Actions in accordance with this Plan or the Post Effective Date Trust Agreement.

12.9       Distribution of Unsecured Transferred Avoidance Action Recoveries.  In accordance with the Post Effective Date Trust Agreement, the Post Effective Date Trustee shall make distributions to the beneficial holders of the Post Effective Date Trust who are holders of Allowed Class 4 General Unsecured Claims on account of any Cash on hand in accordance with the Post Effective Date Trust Agreement that constitutes Unsecured Transferred Avoidance Action Recoveries except for such amounts (a) that would be distributable to a holder of a Disputed Claim if such Disputed Claim had been Allowed prior to the time of such distribution, or such lesser amount as authorized by order of the Bankruptcy Court (but only until such Claim is resolved), (b) that are reasonably necessary to meet contingent liabilities and to maintain the value of the Post Effective Date Trust Assets during liquidation, (c) that are reasonably necessary to pay reasonable expenses (including, without limitation, any taxes imposed on the Post Effective Date Trust or in respect of the Post Effective Date Trust Assets), and (d) that are reasonably necessary to satisfy other liabilities incurred by the Post Effective Date Trust in accordance with this Plan or the Post Effective Date Trust Agreement.

12.10      Distribution of Post Effective Date Trust Initial Funding.  At any time, the Post Effective Date Trust may, in accordance with the terms of the Post Effective Date Trust Agreement and with the consent of the Unsecured Creditor Representative Committee, distribute any remaining portion of the Post Effective Date Trust Initial Funding (net of expenses incurred by the Post Effective Date Trust through such date) to the beneficial holders of the Post Effective Date Trust who are holders of Allowed Class 4 General Unsecured Claims.  On the date of such distribution, the Trustee shall also distribute to the beneficial holders of the Post Effective Date Trust who are holders of Allowed Class 4 General Unsecured Claims all Unsecured Transferred Avoidance Action Recoveries.  Upon such distribution, (a) the Unsecured Withdrawal Date shall have occurred and (b) all remaining recoveries of the Post Effective Date Trust shall be Lender Transferred Avoidance Action Recoveries.  Also, upon such distribution, the Post Effective Date Trustee shall resign and the Lender Representative shall become the successor Post Effective Date Trustee in accordance with the terms of the Post Effective Date Trust Agreement.  Notwithstanding the foregoing, if the Post Effective Date Trustee makes such a distribution for the purpose of maintaining, and in the minimum amount necessary to maintain, the Post Effective Date Trust as a grantor trust and to minimize tax liability, then the date of such distribution shall not qualify as the

Unsecured Withdrawal Date and the Unsecured Withdrawal Date shall not have occurred as a result thereof.

12.11      Costs and Expenses of the Post Effective Date Trust.  The costs and expenses of the Post Effective Date Trust, including the reasonable fees and expenses of the Post Effective Date Trustee and its retained professionals (including, without limitation, the costs and expenses involved with noticing Holders of Class 4 General Unsecured Claims and reconciling and resolving such Claims), shall be paid out of the Post Effective Date Trust Initial Funding to the extent such costs and expenses are not costs and expenses, including fees and expenses of Trust professionals, incurred by the Trust in connection with the evaluation, maintenance, prosecution, and disposition of the Transferred Avoidance Actions.  Costs and expenses, including fees and expenses of Trust professionals, incurred in connection with the evaluation, maintenance, prosecution, and disposition of the Transferred Avoidance Actions shall be satisfied first from the proceeds of the Transferred Avoidance Actions, and then from the Post Effective Date Trust Initial Funding.

12.12      Compensation of the Post Effective Date Trustee.  The Post Effective Date Trustee shall be entitled to receive compensation in accordance with the provisions of the Post Effective Date Trust Agreement.

12.13      Retention of Professionals by the Post Effective Date Trustee.  The Post Effective Date Trustee may retain and compensate attorneys and other professionals for their reasonable fees and expenses to assist in its duties as Post Effective Date Trustee in accordance with the provisions of the Post Effective Date Trust Agreement, without Bankruptcy Court approval.

12.14      Dissolution.  The Post Effective Date Trustee and the Post Effective Date Trust shall be discharged or dissolved, as the case may be, at such time as (a) the Post Effective Date Trustee and the Lender Representative determine (and prior to the Unsecured Withdrawal Date, with the concurrence and agreement of the Unsecured Creditor Representative Committee) that the administration of the Post Effective Date Trust is not likely to yield sufficient additional proceeds to justify further pursuit of the Transferred Avoidance Actions and (b) all distributions required to be made by the Post Effective Date Trustee under the Plan and the Post Effective Date Trust Agreement have been made, provided, however, that in no event shall the Post Effective Date Trust be dissolved later than three years after the Effective Date unless the Bankruptcy Court, upon motion within the six month period prior to the third anniversary (or at least six months prior to the end of any extension period), determines that a fixed period extension (not to exceed three years, together with any prior extensions, without a favorable letter ruling from the Internal Revenue Service that such further extension would not adversely affect the status of the trust as a liquidating trust for federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the Post Effective Date Trust Assets.

12.15      Objections.  The Post Effective Date Trustee shall be entitled to resolve and object to any and all Class 4 General Unsecured Claims.  Any objections shall be served on the respective claimant and filed with the Bankruptcy Court on or before the latest of (a) 180 days after the Effective Date, (b) 180 days after a proof of Claim has been filed in accordance with any bar date order entered in these Chapter 11 Cases or (c) such later date as may be fixed by the Bankruptcy Court, whether fixed before or after the dates specified in clauses (a) and (b) above.

12.16      Authority to Prosecute Objections.  After the Effective Date, the Post Effective Date Trustee shall have the authority to file objections to Class 4 General Unsecured Claims and to settle, compromise, withdraw, or litigate to judgment objections to Class 4 General Unsecured Claims.  Subject to the terms of the Post Effective Date Trust Agreement, the Post Effective Date Trustee may enter into and consummate settlements and compromises of Disputed General Unsecured Claims without notice to or approval by the Bankruptcy Court.

12.17      Authority to Prosecute and Settle Transferred Avoidance Actions.  Subject to the terms of the Post Effective Date Trust Agreement, after the Effective Date only the Post Effective Date Trustee shall have the authority to maintain, prosecute, settle, dismiss, abandon or otherwise dispose of the Transferred Avoidance Actions.  Subject to the terms of the Post Effective Date Trust Agreement, the Post Effective Date Trustee may enter into and consummate settlements and compromises of the Transferred Avoidance Actions without notice to or approval by the Bankruptcy Court.

12.18      No Distributions Pending Allowance.  Notwithstanding any other provision of this Plan, if any portion of a Class 4 General Unsecured Claim is Disputed, no payment or distribution provided hereunder shall be made on account of such Class 4 General Unsecured Claim unless and until such Disputed Claim becomes Allowed.

12.19      Distributions After Allowance.  To the extent that a Disputed Class 4 General Unsecured Claim becomes Allowed, distributions (if any) shall be made to the holder of such Claim in accordance with the provisions of this Plan and the Post Effective Date Trust Agreement.

12.20      Reversion of Unclaimed and De Minimis Distributions.  The amount of any check issued by the Post Effective Date Trustee under the Post Effective Date Trust Agreement to the Holder of an Allowed General Unsecured Claim that remains uncashed for a period of 120 days after the date of such distribution, shall revert to the Post Effective Date Trust free and clear of any Claim, Lien or interest of such Holder of an Allowed General Unsecured Claim to whom the check was issued and such Holder shall be deemed to have waived any and all Claims against the Post Effective Date Trust.  No distributions of less than twenty-five dollars ($25.00) shall be made by the Post Effective Date Trustee to any Holder of an Allowed General Unsecured Claim.  Any amounts not distributable pursuant to this paragraph shall revert to the Post Effective Date Trust free and clear of any Claim, Lien or interest of the Holder to whom the check would have been issued if it were not de minimis and such Holder shall be deemed to have waived any and all Claims against the Post Effective Date Trust.  Any amounts that revert to the Post Effective Date Trust pursuant to this section shall be included in distributions made pursuant to the Post Effective Date Trust Agreement.  If the aggregate amount in the Post Effective Date Trust available to be distributed to Holders of Allowed Claims is less than $5,000.00, the Post Effective Date Trustee is authorized to donate any such amounts to a charity of his choice.

12.21      Debtors' Cooperation and Supply of Information and Documentation.  Upon written request from the Post-Effective Date Trustee, the Debtors shall provide all reasonable cooperation, and shall supply all reasonable information, records and documentation, to the Post-Effective Date Trustee that is helpful or required to promptly, diligently and effectively (i) evaluate, contest, object to and reconcile the General Unsecured Claims, and (ii) evaluate, file, prosecute and settle the Transferred Avoidance Actions.  In particular, upon request by the Post-Effective Date Trustee, the Debtors shall use commercially reasonable efforts to promptly provide copies of claim registers, creditor service, shipment and payment histories, creditor addresses and notice information, relevant contracts and agreements, invoices, other business records, correspondence files and any and all such other information and documentation reasonably requested by the Post-Effective Date Trustee.  Additionally, upon request by the Post-Effective Date Trustee, the Debtors shall use commercially reasonable efforts to make available personnel with information relevant to the General Unsecured Claims and the Transferred Avoidance Actions.

12.22      Preservation of Privilege and Defenses.  In connection with the Transferred Avoidance Actions and any Disputed General Unsecured Claims, any applicable privilege or immunity of the Debtors, including, without limitation, any attorney-client privilege or work-product privilege attaching to any documents or communications (whether written or oral), and all defenses, claims, counterclaims and rights to setoff and recoupment shall vest in the Post Effective Date Trust and may be asserted by the Post Effective Date Trustee.  Nothing in this section 12.22 nor any action taken by the Debtors in connection with this Plan, including any action taken pursuant to the Debtors' obligations under section 12.21, shall be (or be deemed to be) a waiver of any privilege or immunity of the Debtors, including, without limitation, any attorney-client privilege or work-product privilege attaching to any documents or communications (whether written or oral).  To the extent the Debtors provide privileged information to the Post Effective Date Trustee, the Post Effective Date Trust, or any party or person associated with the Post Effective Date Trust, such privileged information shall remain privileged.

12.23      Exculpation.  From and after the Effective Date, the Post Effective Date Trustee, the members of the Unsecured Creditor Representative Committee and the Lender Representative shall be exculpated by the beneficiaries of the Post Effective Date Trust and any other Holders of General Unsecured Claims from any and all claims or causes of action and assertions of liability arising out of their performance of the duties conferred upon them by the Post Effective Date Trust Agreement, or any orders of the Bankruptcy Court, except to the extent an act constitutes bad faith, gross negligence, willful misconduct, or actual fraud.  No Holder of a General Unsecured Claim or representative thereof shall have or pursue any claim or cause of action against the Post Effective Date Trustee, the members of the Unsecured Creditor Representative Committee and the Lender

Representative for taking any action in accordance with the Post Effective Date Trust Agreement, or to implement the provisions of any order of the Bankruptcy Court.  Nothing in this provision shall be deemed to alter or limit the provisions of the Post Effective Date Trust Agreement.

12.24      Retention of Jurisdiction.  As provided in Article X of the Plan, the Bankruptcy Court shall retain jurisdiction over all matters arising in, arising out of, and/or related to, the Chapter 11 Cases and the Plan, including, but not limited to, (i) interpreting and implementing the provisions of this Post Effective Date Trust Agreement, (ii) reconciliation of General Unsecured Claims and (iii) the Transferred Avoidance Actions.

Remainder of Page Left Intentionally Blank

Dated:	August 8, 2011
Wilmington, Delaware

By:	/s/ Mark S. Chehi

Mark A. McDermott
J. Gregory Milmoe
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
Four Times Square
New York, New York 10036
(212) 735-3000
Email: Mark.McDermott@skadden.com
Email: Gregory.Milmoe@skadden.com

Mark S. Chehi (I.D. No. 2855)
Anthony W. Clark (I.D. No. 2051)
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
One Rodney Square, P.O. Box 636
Wilmington, Delaware 19899
(302) 651-3000
Email: Mark.Chehi@skadden.com
Email: Anthony.Clark@skadden.com

Attorneys for Jackson Hewitt Tax Service Inc. and Subsidiaries

EXHIBIT A

TO

JOINT PREPACKAGED PLAN OF REORGANIZATION
OF JACKSON HEWITT TAX SERVICE INC. AND ITS AFFILIATES

NEW REVOLVING CREDIT FACILITY TERM SHEET

Administrative Agent:	Third Party Agent to be agreed upon by Bayside and the Company
Arranger:	Wells Fargo Securities, LLC
Annual Agent Fee:	TBD
Arranger Fee:	$125,000 under the New Revolver; $250,000 total
New Revolver:	$115 million or such slightly lesser amount as deemed acceptable by the Administrative Agent and Bayside
1st lien on all assets
Maturity date 8/1/15
Pricing:
		Cash Rate	Unused Fee
		L + 4.50%	.50%

* Cash rate declines by 1.00% (i.e. to L+ 3.50%) if Covenant EBITDA for any audited period exceeds $50MM.  Cash rate returns to L+4.50% if Covenant EBITDA for any audited period is less than or equal to $50MM.

LIBOR Floor of 2.00%

Financial Covenants Applicable to New Revolver:		Minimum EBITDA	Maximum Average Total Leverage
	Closing to 1st anniversary	$35 million	4.25x
	2nd full year	$37 million	4.10x
	3rd full year to maturity	$40 million	3.80x

Reporting Requirements:	Reporting will be generally consistent with leveraged middle market credits.
Control of Cash
Cash subject to acceptable deposit account control agreements.  The Company will covenant not to retain more than $15 million in cash at any time that there is an outstanding revolver balance.  This covenant may not be modified without the consent of 90% of Lenders.

Required Lenders:
(a) For so long as Bayside holds twenty percent or more of the commitments under the New Revolver, Lenders holding two-thirds of the commitments under the New Revolver (or if the commitments under the New Revolver have expired or otherwise been terminated, the outstanding loans under the New Revolver); provided, however, that a majority of the non-Bayside Lenders may direct the Administrative Agent to declare an event of default and exercise rights and remedies thereafter; (b) Otherwise, Lenders holding a majority of the commitments under the New Revolver (or if the commitments under the New Revolver have expired or otherwise been terminated, the outstanding loans under the New Revolver).

Other Terms	Credit Agreement to include representations, warranties, affirmative covenants, negative covenants, events of default and other provisions generally consistent with leveraged middle market credits.

PROJECTED DRAW SCHEDULE

Date of Emergence	5/31 2011	6/30 2011	7/31 2011	8/31 2011	9/30 2011	10/31 2011	11/30 2011	12/31 2011	1/31 2012	2/29 2012	3/31 2012	4/30 2012
Initial Draw (in $ millions)	15.5	24.5	33.6	43.3	50.0	59.8	71.0	83.5	93.3	18.9	0.0	0.0

EXHIBIT B

TO

JOINT PREPACKAGED PLAN OF REORGANIZATION
OF JACKSON HEWITT TAX SERVICE INC. AND ITS AFFILIATES

NEW TERM LOAN FACILITY TERM SHEET

Administrative Agent:	Third Party Agent to be agreed upon by Bayside and the Company
Arranger:	Wells Fargo Securities, LLC
Annual Agent Fee:	TBD
Arranger Fee:	$125,000 under the New Term Loan; $250,000 total
New Term Loan:	$100 million
2nd lien on all assets
Maturity date 8/1/16 (~5.25 years)

Pricing: L + 8.00%.  Rate declines by 1.00% (i.e. to L+7.00%) if Covenant EBITDA for any audited period exceeds $50MM.  Rate returns to L+8.00% if Covenant EBITDA for any audited period is less than or equal to $50MM.

LIBOR Floor of 2.00%
May be pre-paid at any time without a premium

Financial Covenants Applicable to New Term Loan:		Minimum EBITDA	Maximum Average Total Leverage
	Closing to 1st anniversary	$35 million	4.25x
	2nd full year	$37 million	4.10x
	3rd full year to maturity	$40 million	3.80x

Reporting Requirements:	Reporting will be generally consistent with leveraged middle market credits.
Control of Cash
Cash subject to acceptable deposit account control agreements.  The Company will covenant not to retain more than $15 million in cash at any time that there is an outstanding revolver balance.  This covenant may not be modified without the consent of 90% of Lenders.

Required Lenders:
(a) For so long as Bayside holds twenty percent or more of the outstanding  principal amount of the New Term Loan, lenders holding two-thirds of the outstanding principal amount of the New Term Loan; provided, however, that a majority of the non-Bayside Lenders may direct the Administrative Agent to declare an event of default and exercise rights and remedies thereafter; (b) Otherwise, Lenders holding a majority of the outstanding principal amount of the New Term Loan.

Other Terms	Credit Agreement to include representations, warranties, affirmative covenants, negative covenants, events of default and other provisions generally consistent with leveraged middle market credits.

EXHIBIT C

TO

JOINT PREPACKAGED PLAN OF REORGANIZATION
OF JACKSON HEWITT TAX SERVICE INC. AND ITS AFFILIATES

SHAREHOLDERS' AGREEMENT TERM SHEET

Board:	Jackson Hewitt shall be managed by a board of 5 directors (the "Board") elected by a majority of shareholders.
Pre-emptive Rights:
Except in connection with a registered public offering of shares, each shareholder shall have a right to subscribe to any issuance by Jackson Hewitt of shares or any securities exercisable, convertible or exchangeable for shares (other than the issuance of shares to management through an incentive plan and such other exemptions as may be agreed to by the parties)  in an amount that would allow each such shareholder to maintain its fully diluted equity ownership interest percentage in Jackson Hewitt.

Tag Along Rights:
In the event of a sale, transfer or other disposition by a shareholder, in one or more transactions, of more than 25% of the outstanding shares (including by means of merger), the other shareholders shall have the right to participate on a pro rata basis in such transaction, on identical terms and conditions and for the same consideration (subject to customary exclusions for transfers to affiliates and public offerings).

Right of First Refusal:
No shareholder may transfer (other than to a permitted transferee) any of its shares comprising less than 49.9% of the fully diluted equity of Jackson Hewitt (the "Subject Shares"), without first offering the Subject Shares to the other shareholders.  Such offer must remain outstanding for not less than fifteen (15) days and shall allow shareholders acquiring Subject Shares not less than fifteen (15) additional days to close such sale transaction.  In the event other shareholders desire to purchase the Subject Shares, they may do so on a pro rata basis among those so wishing to purchase subject to an overallotment right until such time as no shareholders elect to purchase any additional Subject Shares.  The right of first refusal shall apply regardless of whether the other shareholders elect to purchase less than all of the Subject Shares.  The selling shareholder is free to sell any shares not sold in accordance with the above terms to any non-shareholder on the same terms and conditions offered to the other shareholders during the 30 day period following the expiration of the period during which the other shareholders have the right to exercise their right of first refusal, provided that such selling shareholder will not sell such shares (a) to any competitor of Jackson Hewitt, or (b) in contravention of any transfer restrictions imposed on the shares (including, without limitation, those transfer restrictions imposed to preserve Jackson Hewitt's non-reporting status) by any legend contained thereon, by an restriction contained in the Shareholders' Agreement, or by any restriction in the organizational documents of Reorganized Jackson Hewitt.  Any proposed transfer that would be in contravention of these provisions shall be void and of no force or effect.  The right of first refusal and the procedures described in this section shall not apply to any transfer of shares to another shareholder, where the agreement to sell or transfer such shares was made prior to the Effective Date of the Plan.

Drag Along Rights:
In the event of a sale, transfer or other disposition of more than a majority of the outstanding shares to a third party (including by means of a merger), the selling shareholders may exercise a drag-along right in connection with such transaction to compel all other shareholders to dispose of their shares on identical terms and conditions and for the same per share consideration, provided that the other shareholders shall only be required to sell the same percentage of their shares as the selling shareholders are selling of their shares.

Information Rights:
Jackson Hewitt will provide to each shareholder party to the Shareholders' Agreement (i) within 120 days after the end of each fiscal year, audited financial statements for Jackson Hewitt and its consolidated subsidiaries for such year, together with a copy of the audit report of Jackson Hewitt's independent public accountants; (ii) within 45 days after the end of each fiscal quarter, unaudited quarterly financial statements for the quarterly period then ended and the comparable period in the prior year; and (iii) any other financial information, including budgets and projections, that such Shareholder may reasonably request from time to time.  In addition, each Shareholder party to the Shareholder Agreement that holds more than 3% of the outstanding shares shall have the right, two times per year, upon reasonable notice and at reasonable times, to meet with management of the Company and one time per year to attend an annual group meeting with the auditors and other representatives of the Company; subject to appropriate confidentiality agreements and to the right of the Company to limit such access if necessary to preserve any privilege that the Company is entitled to claim; provided, however, that there shall be no limitation on meetings with auditors and other representatives of the Company after the occurrence and during the continuation of any event of default under the New Term Loan, New Revolver or any other material contract.

EXHIBIT D

TO

JOINT PREPACKAGED PLAN OF REORGANIZATION
OF JACKSON HEWITT TAX SERVICE INC. AND ITS AFFILIATES

SCHEDULE OF SUB-CLASSES

Set forth below are the sub-Classes for Class 1 (Other Priority Claims), Class 2 (Other Secured Claims), Class 3 (Secured Senior Credit Facility Claims), Class 4 (General Unsecured Claims), Class 7 (Intercompany Claims) and Class 8 (Intercompany Interests):

SUB-CLASSES FOR CLASS 1 (OTHER PRIORITY CLAIMS)	DEBTOR
1.1	Hewfant Inc.
1.2	Jackson Hewitt Corporate Services Inc.
1.3	Jackson Hewitt Inc.
1.4	Jackson Hewitt Tax Service Inc.
1.5	Jackson Hewitt Technology Services LLC
1.6	Tax Services of America, Inc.

SUB-CLASSES FOR CLASS 2 (OTHER SECURED CLAIMS)	DEBTOR
2.1	Hewfant Inc.
2.2	Jackson Hewitt Corporate Services Inc.
2.3	Jackson Hewitt Inc.
2.4	Jackson Hewitt Tax Service Inc.
2.5	Jackson Hewitt Technology Services LLC
2.6	Tax Services of America, Inc.

SUB-CLASSES FOR CLASS 3 (SECURED SENIOR CREDIT FACILITY CLAIMS)	DEBTOR
3.1	Hewfant Inc.
3.2	Jackson Hewitt Corporate Services Inc.
3.3	Jackson Hewitt Inc.
3.4	Jackson Hewitt Tax Service Inc.
3.5	Jackson Hewitt Technology Services LLC
3.6	Tax Services of America, Inc.

SUB-CLASSES FOR CLASS 4 (GENERAL UNSECURED CLAIMS)	DEBTOR
4.1	Hewfant Inc.
4.2	Jackson Hewitt Corporate Services Inc.
4.3	Jackson Hewitt Inc.
4.4	Jackson Hewitt Tax Service Inc.
4.5	Jackson Hewitt Technology Services LLC
4.6	Tax Services of America, Inc.

SUB-CLASSES FOR CLASS 7 (INTERCOMPANY CLAIMS)	INTERCOMPANY CLAIMS
7.1	Intercompany Claim held by Jackson Hewitt Inc. against Jackson Hewitt
7.2	Intercompany Claim held by Jackson Hewitt Corporate Services Inc. against Jackson Hewitt Inc.
7.3	Intercompany Claim held by Jackson Hewitt Inc. against Tax Services of America, Inc.

SUB-CLASSES FOR CLASS 8 (INTERCOMPANY INTERESTS)	INTERCOMPANY INTERESTS
8.1	Jackson Hewitt's Intercompany Interests in Jackson Hewitt Inc.
8.2	Jackson Hewitt Inc.'s Intercompany Interests in Jackson Hewitt Technology Services LLC
8.3	Jackson Hewitt Inc.'s Intercompany Interests in Jackson Hewitt Corporate Services Inc.
8.4	Jackson Hewitt Inc.'s Intercompany Interests in Tax Services of America, Inc.
8.5	Jackson Hewitt Inc.'s Intercompany Interests in Hewfant Inc.

SCHEDULE A

TO

JOINT PREPACKAGED PLAN OF REORGANIZATION
OF JACKSON HEWITT TAX SERVICE INC. AND ITS AFFILIATES

TRANSFERRED AVOIDANCE ACTIONS

Creditor

Mid-Atlantic FastTax
Zimmerman - Fees only.  Not advertising passthrough
Kekst
MethodFactory
Tallan Inc
Fastax Service of Atlanta
Promotional Edge
DL Peterson Trust
Jacksonville Ave LP
Serma Properties
Weingarten Nostad
Marvin Gart Trust